                                                                     Exhibit 2.1



--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER



                           DATED AS OF APRIL __, 2000

                                      AMONG

                             STANDARD PACIFIC CORP.,

                             THE WRITER CORPORATION

                                       AND

                              TWC ACQUISITION CORP.



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


                                TABLE OF CONTENTS


                                                                                                     Page
                                                                                                     ----
ARTICLE I THE MERGER...................................................................................1
   SECTION 1.1      The Merger.........................................................................1
   SECTION 1.2      Effective Time.....................................................................1
   SECTION 1.3      Closing of the Merger..............................................................2
   SECTION 1.4      Effects of the Merger..............................................................2
   SECTION 1.5      Certificate of Incorporation and Bylaws............................................2
   SECTION 1.6      Directors..........................................................................2
   SECTION 1.7      Officers.......................................................................... 2
   SECTION 1.8      Conversion of Shares...............................................................3
   SECTION 1.9      Payment for Shares and Exchange of Certificates....................................7
   SECTION 1.10     Stock Options.....................................................................10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY..................................................11
   SECTION 2.1      Organization and Qualification; Subsidiaries......................................11
   SECTION 2.2      Capitalization of Company and its Subsidiaries....................................11
   SECTION 2.3      Authority Relative to this Agreement; Recommendation..............................13
   SECTION 2.4      SEC Reports; Financial Statements.................................................13
   SECTION 2.5      Consents and Approvals; No Violations.............................................14
   SECTION 2.6      No Default........................................................................14
   SECTION 2.7      No Undisclosed Liabilities; Absence of Changes....................................15
   SECTION 2.8      Litigation........................................................................16
   SECTION 2.9      Compliance with Applicable Law....................................................16
   SECTION 2.10     Employee Benefit Plans; Labor Matters.............................................17
   SECTION 2.11     Environmental Laws and Regulations................................................19
   SECTION 2.12     Taxes.............................................................................21
   SECTION 2.13     Intellectual Property.............................................................22
   SECTION 2.14     Real Property.....................................................................23
   SECTION 2.15     Projects......................................................................... 24
   SECTION 2.16     Assets........................................................................... 26
   SECTION 2.17     Contracts.........................................................................27
   SECTION 2.18     Insurance.........................................................................28
   SECTION 2.19     Product Warranties................................................................29
   SECTION 2.20     Certain Business Practices........................................................29
   SECTION 2.21     Brokers...........................................................................29
   SECTION 2.22     Year 2000.........................................................................29
   SECTION 2.23     Transactions With Affiliates......................................................30
   SECTION 2.24     Suppliers, Distributors and Subcontractors........................................30
   SECTION 2.25     Opinion of Financial Advisor......................................................30
   SECTION 2.26     Accuracy of Information...........................................................30

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO........................................30
   SECTION 3.1      Organization......................................................................30
   SECTION 3.2      Capitalization of Parent and its Subsidiaries.....................................31
   SECTION 3.3      Authority Relative to this Agreement..............................................31
   SECTION 3.4      SEC Reports; Financial Statements.................................................32
   SECTION 3.5      Consents and Approvals; No Violations.............................................32


   SECTION 3.6      No Default........................................................................33
   SECTION 3.7      No Undisclosed Liabilities; Absence of Changes....................................33
   SECTION 3.8      Litigation........................................................................33
   SECTION 3.9      Compliance with Applicable Law....................................................33
   SECTION 3.10     Brokers...........................................................................34
   SECTION 3.11     Year 2000.........................................................................34
   SECTION 3.12     Accuracy of Information...........................................................34

ARTICLE IV COVENANTS .................................................................................34
   SECTION 4.1      Conduct of Business of Company....................................................34
   SECTION 4.2      Preparation of Form S-4 and the Proxy Statement...................................36
   SECTION 4.3      Other Potential Acquirers.........................................................38
   SECTION 4.4      Comfort Letters...................................................................39
   SECTION 4.5      Meetings of Shareholders..........................................................40
   SECTION 4.6      NYSE Listing......................................................................40
   SECTION 4.7      Access to Information; Confidentiality............................................40
   SECTION 4.8      Additional Agreements; Reasonable Efforts.........................................41
   SECTION 4.9      Public Announcements..............................................................41
   SECTION 4.10     Notification of Certain Matters...................................................41
   SECTION 4.11     Affiliates........................................................................42
   SECTION 4.12     Lock-up Letter Agreement..........................................................42
   SECTION 4.13     Indemnification and Insurance.....................................................42
   SECTION 4.14     Use of Writer Name................................................................43
   SECTION 4.15     Agreement of Management Group.....................................................44
   SECTION 4.16     Consents..........................................................................45
   SECTION 4.17     SEC Reports.......................................................................45
   SECTION 4.18     Taxes.............................................................................45
   SECTION 4.19     Termination of Profit Sharing Plan................................................45
   SECTION 4.20     Termination of Nonqualified Profit Sharing Plan...................................45

ARTICLE V CONDITIONS TO CONSUMMATION OF THE MERGER....................................................46
   SECTION 5.1      Conditions to Each Party's Obligations to Effect the Merger.......................46
   SECTION 5.2      Conditions to the Obligations of Company..........................................46
   SECTION 5.3      Conditions to the Obligations of Parent and Newco.................................47

ARTICLE VI TERMINATION; AMENDMENT; WAIVER.............................................................49
   SECTION 6.1      Termination.......................................................................49
   SECTION 6.2      Effect of Termination.............................................................50
   SECTION 6.3      Fees and Expenses.................................................................50
   SECTION 6.4      Amendment.........................................................................51
   SECTION 6.5      Extension; Waiver.................................................................51

ARTICLE VII MISCELLANEOUS.............................................................................52
   SECTION 7.1      Survival of Representations and Warranties........................................52
   SECTION 7.2      Entire Agreement; Assignment......................................................52
   SECTION 7.3      Validity..........................................................................52
   SECTION 7.4      Notices...........................................................................52
   SECTION 7.5      Governing Law.....................................................................53
   SECTION 7.6      Descriptive Headings..............................................................53
   SECTION 7.7      Parties in Interest...............................................................53
   SECTION 7.8      Certain Definitions...............................................................53


   SECTION 7.9      Specific Performance..............................................................54
   SECTION 7.10     Construction Defects..............................................................54
   SECTION 7.11     Counterparts......................................................................54


                                TABLE OF EXHIBITS


Exhibit A.........................................................Form of Certificate of Merger
Exhibit B............................................................Form of Articles of Merger
Exhibit C...................................................Form of Management Member Agreement
Exhibit D......................................................Form of Lock-Up Letter Agreement
Exhibit E...................................................Form of Writer Employment Agreement
Exhibit F.................................................Form of Nickless Employment Agreement

                             TABLE OF DEFINED TERMS


                                                       Cross Reference
Term                                                     in Agreement                       Page
----                                                   ---------------                      ----
Acquisition Real Property                              Section 2.14..........................22
affiliate                                              Section 7.8(a)........................51
Aggregate Cash Consideration                           Section 1.8(d).........................5
Aggregate Merger Consideration                         Section 1.8(a)(ii).....................3
Agreement                                              Preamble...............................1
Articles of Merger                                     Section 1.2............................1
business day                                           Section 7.8(b)........................51
capital stock                                          Section 7.8(c)........................51
Cash Election Shares                                   Section 1.8(c)(i)......................5
CBCA                                                   Section 1.1............................1
CCIOA                                                  Section 2.15(b).......................24
Certificate of Merger                                  Section 1.2............................1
Certificates                                           Section 1.8(a)(ii).....................3
Change in Control of Parent                            Section 4.14(b).......................41
Closing Date                                           Section 1.3............................2
Closing                                                Section 1.3............................2
Code                                                   Preamble...............................1
Company Board                                          Section 2.3(a)........................12
Company D&O Insurance                                  Section 4.13(b).......................40
Company Disclosure Schedule                            Section 2.1(a)........................10
Company Financial Adviser                              Section 2.25..........................28
Company Permits                                        Section 2.9...........................16
Company Plans                                          Section 1.10..........................10
Company                                                Preamble...............................1
Company SEC Reports                                    Section 2.4(a)........................13
Company Securities                                     Section 2.2(a)(ii)....................11
Company Stock Option                                   Section 1.10..........................10
Confidential Material                                  Section 4.7(c)........................38
Contracts                                              Section 2.17(a).......................25
DGCL                                                   Section 1.1............................1
Dissenting Shares                                      Section 1.8(g).........................7
Effective Time                                         Section 1.2............................1
Election Deadline                                      Section 1.8(b)(ii).....................4
Election Form Record Date                              Section 1.8(b)(i)......................4
Election                                               Section 1.8(b)(i)......................4
Employee Plans                                         Section 2.10(a).......................16
Enforcement Exceptions                                 Section 2.3(a)........................12
Entitlements                                           Section 2.15(c).......................24
Environmental Law                                      Section 2.11(b)(i)....................19
ERISA Affiliate                                        Section 2.10(a).......................16
ERISA                                                  Section 2.10(a).......................16
Exchange Act Person                                    Section 4.14(b)(i)....................41


Exchange Act                                           Section 2.2(d).......................12
Exchange Agent                                         Section 1.9(a)........................7
Exchange Ratio                                         Section 1.8(a)(i).....................3
Excluded Shares                                        Section 1.8(a)........................3
Fee Real Property                                      Section 2.14.........................22
Form of Election                                       Section 1.8(b)(i).....................4
Form S-4                                               Section 4.2(c).......................35
Governmental Entity                                    Section 2.5(a).......................13
Hazardous Substance                                    Section 2.11(b)(ii)..................20
HSR Act                                                Section 2.5(a).......................13
Incumbent Board                                        Section 4.14(b)(i)...................41
Indemnified Parties                                    Section 4.13(a)......................40
Information Systems and Equipment                      Section 2.22(b)......................28
Insurance Policies                                     Section 2.18(a)......................27
Intellectual Property                                  Section 2.13(a)......................21
Investments                                            Section 1.9(a)........................7
IRS                                                    Section 2.10(b)......................16
Leases                                                 Section 2.14.........................22
Letter of Transmittal                                  Section 1.9(b)........................8
Lien                                                   Section 2.2(c).......................12
Lock Up Agreement                                      Section 4.12 ........................40
Mailing Date                                           Section 1.8(b)(i).....................4
Management Group                                       Section 4.15.........................42
Management Member Agreement                            Section 4.15.........................42
Material Adverse Effect on Company                     Section 2.1(b).......................11
Material Adverse Effect on Parent                      Section 3.1(b).......................29
Material Intellectual Property                         Section 2.13(b)......................21
Maximum Cash Election Amount                           Section 1.8(d)........................5
Maximum Share Number                                   Section 1.8(c)........................5
Merger Consideration                                   Section 1.8(a)........................3
Merger                                                 Section 1.1...........................1
Newco                                                  Preamble..............................1
Non-Election Cash                                      Section 1.8(e)(c).....................6
Non-Election Shares                                    Section 1.8(b)(ii)....................4
Notice of Superior Proposal                            Section 4.3(b).......................36
NYSE                                                   Section 1.8(a)(ii)....................3
Option Payment                                         Section 1.10.........................10
Other Interests                                        Section 2.1(c).......................11
Parent Common Stock                                    Section 1.8(a)(i).....................3
Parent Permits                                         Section 3.9..........................32
Parent                                                 Preamble..............................1
Parent SEC Reports                                     Section 3.4..........................30
Parent Securities                                      Section 3.2(b).......................30
Payment Fund                                           Section 1.9(a)........................7
Per Share Cash Amount                                  Section 1.8(a)(i).....................3
person                                                 Section 7.8(d).......................51
Projects                                               Section 2.15(a)......................23
Proration Factor                                       Section 1.8(c)(ii)....................5



Proxy Statement                                        Section 4.2(c).......................35
Real Property                                          Section 2.14.........................22
Representative                                         Section 1.8(b)(i).....................4
SEC                                                    Section 2.4(a).......................13
Securities Act                                         Section 2.4(a).......................13
Share and Shares                                       Section 1.8(a)........................2
Stock Election Shares                                  Section 1.8(c)........................5
subsidiary or subsidiaries                             Section 7.8(e).......................51
Subsidiary Securities                                  Section 2.2(b)(ii)...................12
Superior Proposal                                      Section 4.3(c).......................37
Surviving Corporation                                  Section 1.1...........................1
Tax or Taxes                                           Section 2.12(a)(i)...................20
Tax Return                                             Section 2.12(a)(ii)..................20
Third Party Acquisition                                Section 4.3(c).......................37
Third Party                                            Section 4.3(c).......................37
Valuation Period                                       Section 1.8(a)(ii)....................3
Valuation Price                                        Section 1.8(a)(ii)....................3
Writer Name                                            Section 4.14(a)......................41
Year 2000 Compliant                                    Section 2.22(b)......................28

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is dated as of April __, 2000 by and among Standard Pacific Corp., a Delaware corporation ("PARENT"), TWC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("NEWCO"), and The Writer Corporation, a Colorado corporation ("COMPANY").

         WHEREAS, the Boards of Directors of Parent, Newco and Company have each
(i) determined that the Merger is in the best interests of their respective stockholders and (ii) approved the Merger in accordance with this Agreement;

         WHEREAS, each of Parent, Newco and Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, for federal income Tax purposes it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE");

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound Parent, Newco and Company hereby agree as follows:

1.       ARTICLE I
         THE MERGER


         SECTION 1.1 THE MERGER. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Colorado Business Corporation Act (the "CBCA"), Company shall be merged with and into Newco (the "MERGER"). Following the Merger, Newco shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Company shall cease.

         SECTION 1.2 EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger substantially in the form of Exhibit A (the "CERTIFICATE OF MERGER") and Articles of Merger substantially in the form of Exhibit B (the "ARTICLES OF MERGER") shall each be duly executed and acknowledged by Newco and Company and thereafter delivered to the Secretaries of State of the States of Delaware and Colorado, for filing pursuant to the DGCL and the CBCA, respectively, on the Closing Date. The Merger shall become effective at such time as a properly executed and certified copy of the Certificate of Merger and Articles of Merger are duly filed with the Secretaries of State of the States of Delaware and Colorado in accordance with the DGCL and the CBCA, respectively, or such later time upon which Parent and Company may agree and set forth in the Certificate of Merger and the Articles of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

         SECTION 1.3 CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m. California time on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the third
(3rd) business day after satisfaction of the latest to occur of the conditions set forth in Article V, at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California 92614, unless another time, date or place is agreed to in writing by the parties hereto.

         SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL and the CBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of Company and Newco shall vest in the Surviving Corporation and all debts, liabilities and duties of Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.5 CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation of Newco in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with applicable law; provided that Article One of the certificate of incorporation of the Surviving Corporation shall be amended in its entirety to read as follows: "The name of the corporation is The Writer Corporation." The bylaws of Newco in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein and in accordance with applicable law.

         SECTION 1.6 DIRECTORS. The persons named below shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified:

               Arthur E. Svendsen
               Stephen J. Scarborough
               Andrew H. Parnes
               George S. Writer, Jr.

         SECTION 1.7 OFFICERS. The officers of Company at the Effective Time together with the persons named below, shall serve as the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified:

               Stephen J. Scarborough            Assistant Secretary
               Clay A. Halvorsen                 Assistant Secretary
               Andrew H. Parnes                  Assistant Treasurer
               John M. Stephens                  Assistant Treasurer

         SECTION 1.8 CONVERSION OF SHARES.

         (a) Conversion. Subject to the election, allocation and proration provisions set forth below, at the Effective Time, each share of common stock, $0.10 par value per share, of Company (individually a "SHARE" and collectively the "SHARES") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by any of Company's subsidiaries, (ii) Shares held by Parent, Newco or any other subsidiary of Parent, and (iii) Dissenting Shares as to which appraisal rights have been perfected under the CBCA (collectively, the "EXCLUDED SHARES")) shall, by virtue of the Merger and without any action on the part of Newco, Company or the holder thereof, be converted into the "MERGER CONSIDERATION" as follows:

                  (i) the right to receive a number of shares of Parent's common stock, $0.01 par value per share, including accompanying Preferred Share Purchase Rights issued pursuant to that certain Rights Agreement between Parent and First Chicago Trust Company of New York, as rights agent ("PARENT COMMON STOCK"), equal to the quotient (calculated to the nearest 0.0001) of $3.35 (the "PER SHARE CASH AMOUNT") divided by the Valuation Price (the "EXCHANGE RATIO"); or

                  (ii) the right to receive in cash, without interest, the Per Share Cash Amount,

                  provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio and the Per Share Cash Amount shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The "VALUATION PRICE" means the arithmetic average of the New York Stock Exchange, Inc. (the "NYSE") closing sale prices for Parent Common Stock (as reported in The Wall Street Journal or, in the absence thereof, by another authoritative source) for the twenty consecutive trading-day period ending on the third business day immediately prior to the anticipated Closing Date (the "VALUATION PERIOD"); provided, however that if such mean is less than $11.00 per share, the Valuation Price shall equal $11.00 per share, and if the mean is greater than $13.50 per share, the Valuation Price shall equal $13.50 per share.

         Each Share issued and outstanding immediately prior to the Effective Time (excluding the Excluded Shares) shall at the Effective Time no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such Shares ("CERTIFICATES") shall thereafter represent the right to receive only the Merger Consideration. The holders of Certificates shall cease to have any rights with respect to the Shares previously represented thereby, except as otherwise provided herein or by law. Such Certificates previously evidencing such Shares shall be exchanged for (A) certificates evidencing whole shares of Parent Common Stock issued in consideration therefor or (B) the Per Share Cash Amount multiplied by the number of Shares previously evidenced by the canceled Certificate or (C) a combination of such certificates and cash, in each case in accordance with the allocation procedures of this Section 1.8 and upon the surrender of such Certificates in accordance with the provisions of Section 1.9, without interest. No fractional shares of Parent

Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 1.9(e The aggregate of the Merger Consideration provided in exchange for all Shares is referred to herein as the "AGGREGATE MERGER CONSIDERATION."

         (b)      Election.

                  (i) Election forms in such form as mutually agreed to by the parties (each a "FORM OF ELECTION") and a Letter of Transmittal shall be mailed by the Company with the Proxy Statement (the date of such mailing being referred to herein as the "MAILING DATE"), to each holder of record of Shares as of ten
(10) business days prior to the Mailing Date (the "ELECTION FORM RECORD DATE" Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to make an unconditional election (an "ELECTION") to receive (subject to the allocation and proration procedures set forth below) one or a combination of the following in exchange for all of such holder's Shares: (A) cash, or (B) Parent Common Stock. Alternatively, each Election Form will permit the holder to indicate that such holder has no preference as to the receipt of cash or Parent Common Stock for such holder's Shares. Holders of record of Shares who hold such Shares as nominees, trustees or in other representative capacities (a "REPRESENTATIVE") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the Shares held by such Representative for a particular beneficial owner.

                  (ii) Any Shares (excluding the Excluded Shares) with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. (New York City time) on the 25th day following the Mailing Date (or such other time and date as Parent and Company may mutually agree) (the "ELECTION DEADLINE") shall be deemed to be Shares with respect to which a Non-Election has been made (the "NON-ELECTION SHARES").

                  (iii) Parent shall make available (or shall cause the Exchange Agent to make available) one or more separate Election Forms to all persons who become holders (or beneficial owners) of Shares between the Election Form Record Date and the close of business on the business day prior to the Election Deadline upon such holder's request to the Exchange Agent, and Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

                  (iv) Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or affidavits and indemnification regarding the loss or destruction of such Certificates reasonably acceptable to Parent or the guaranteed delivery of such Certificates) representing all Shares covered by such Election Form, together with a duly executed Letter of Transmittal. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In addition, all Election Forms shall automatically be revoked if the Exchange Agent is notified in writing by Newco and Company that this Agreement has been terminated in accordance with its terms and the Merger has been abandoned, and Parent shall cause the Certificates to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from such person. If an Election Form is revoked prior to the Election Deadline, the Shares represented by such Election Form shall be deemed to be Non-Election Shares (unless thereafter covered by a duly completed Election Form).

                  (v) Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. If Parent (or the Exchange Agent) shall determine that any purported Election was not properly made, such purported Election shall have no force and effect and the holder making such purported Election shall for purposes hereof be deemed to have made a Non-Election. The decision of Parent (or the Exchange Agent) in all such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 1.8 and all such computations shall be conclusive and binding on the holders of Shares.

         (c) Over-Election of Parent Common Stock. Notwithstanding anything contained in this Agreement to the contrary, if the aggregate number of Shares covered by Elections electing to receive Parent Common Stock (the "STOCK ELECTION SHARES") exceeds the number of Shares which equals 60% of the outstanding Shares at the Effective Time (the "MAXIMUM SHARE NUMBER"), then:

                  (i) all Shares covered by Elections to receive cash (the "CASH ELECTION SHARES") and all Non-Election Shares shall be converted into the right to receive the Per Share Cash Amount; and

                  (ii)(A) a proration factor shall be determined by dividing the Maximum Share Number by the aggregate number of Stock Election Shares (the "PRORATION FACTOR"); and

                      (B) each Stock Election Share shall be converted on a consistent basis into the right to receive (1) a fractional share of Parent Common Stock equal to the Exchange Ratio multiplied by the Proration Factor, and
(2) the right to receive cash in an amount equal to the Per Share Cash Amount multiplied by the difference between one and the Proration Factor.

         (d) Over-Election of Cash. Notwithstanding anything contained in this Agreement to the contrary, if the sum of (A) the aggregate number of Cash Election Shares multiplied by the Per Cash Amount plus (B) the aggregate cash amount to be paid pursuant to Section 1.9(e), plus (C) the number of Dissenting Shares multiplied by the Per Share Cash Amount, plus (D) the aggregate amount of any other amounts paid by Parent or Company (or persons related to Company or Parent within the meaning of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e)) to, or on behalf of, any shareholder of Company in connection with the sale or other disposition of the Shares in connection with the Merger for purposes of Treasury Regulations Section 1.368-1(e) and 1.368-1T(e), plus (E) any extraordinary dividend distributed by Company prior to and in connection with the Merger for purposes of Treasury Regulations Section 1.368-1T(e) (collectively, the "AGGREGATE CASH CONSIDERATION"), exceeds 50% of the Aggregate Merger Consideration (the "MAXIMUM CASH ELECTION AMOUNT"), then:

                  (i) all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive Parent Common Stock, at the Exchange Ratio;

                  (ii) the elections of the Management Group shall be adjusted as set forth in the Management Member Agreement substantially in the form attached hereto as Exhibit C, which provides that the number of Cash Election Shares held by the Management Group, to the extent necessary, shall be reduced to allow each shareholder of the Company that is not a member of the Management Group to receive cash for all Cash Election Shares held by such Shareholder, or as close as possible to all cash, provided, that in no event shall the Aggregate Cash Consideration exceed 50% of the Aggregate Merger Consideration; and

                  (iii) If the Aggregate Cash Consideration continues to exceed 50% of the Aggregate Merger Consideration after the adjustment pursuant to the Management Member Agreement, the cash amount that each remaining Cash Election Share shall receive shall be reduced on a pro rata basis with all other remaining Cash Election Shares such that the Aggregate Cash Consideration shall equal 50% of the Aggregate Merger Consideration, and each such Cash Election Share shall be entitled to receive a fractional share of Parent Common Stock equal to (A) the difference in the Per Share Cash Amount and the per share amount paid in cash pursuant to this paragraph (iii), divided by (B) the Valuation Price.

         (e) No Over-Election. If neither the Aggregate Cash Consideration exceeds the Maximum Cash Election Amount, nor the number of Stock Election Shares exceeds the Maximum Share Number, then:

                  (i) all Cash Election Shares shall be converted into the right to receive the Per Share Cash Amount;

                  (ii) all Stock Election Shares shall be converted into the right to receive Parent Common Stock at the Exchange Ratio; and

                  (iii) an appropriate allocation will be made on a consistent basis among Non-Election Shares so that (1) the Aggregate Cash Consideration and
(2) the aggregate value, at the Valuation Price, of the Parent Common Stock issued as part of the Merger Consideration each equal fifty percent (50%) of the aggregate Merger Consideration paid for all Shares, using the following formula: each Non-Election Share will be converted into the right to receive (y) a cash amount equal to (A) the difference between the Maximum Cash Election Amount and the Aggregate Cash Consideration (without taking into consideration the Non-Election Shares), divided by (B) the number of Non-Election Shares (the "NON-ELECTION CASH") and (z) a fractional share of Parent Common Stock equal to
(Y) the difference between the Per Share Cash Amount and the Non-Election Cash, divided by (Z) the Valuation Price. Notwithstanding the foregoing, if the Stock Election Shares are greater than 50% of the Outstanding Shares at the Effective Time, but less than 60% of such Shares, then all Non-Election Shares shall be treated as Cash Election Shares.

         (f) Each Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent or Company immediately prior to the Effective Time by virtue of the Merger and without any action on the part of Newco, Company or the holder thereof, shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (g) Notwithstanding anything in this Agreement to the contrary, each Share that is issued and outstanding immediately prior to the Effective Time and that is held by a shareholder who has properly demanded and perfected such shareholder's rights to dissent from the Merger and to be paid the fair value of such Shares in accordance with Title 7, Article 113 of the CBCA (the "DISSENTING SHARES"), shall not be converted into or exchangeable for the right to receive the Merger Consideration, but the holder thereof shall be entitled to such rights as are granted by the CBCA and the Surviving Corporation shall make all payments to the holders of such Shares with respect to such demands in accordance with the CBCA; provided, however, that if such holder shall have failed to perfect or shall have lost the right to dissent and receive payment under the CBCA, each Share held by such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, solely the right to receive Merger Consideration as follows: subject to compliance with Section 1.9, the holder of such Dissenting Shares shall be entitled to receive the same combination of cash (without interest) and Parent Common Stock as a holder of the same number of Shares with respect to which a Non-Election was made. Company shall give reasonably prompt notice to Newco and Parent of any demands received by Company for payment under Title 7, Article 113 of the CBCA, and Newco and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Newco and Parent, make any payment with respect to, or settle or offer to settle, such demands.

         (h) Each issued and outstanding share of capital stock of Newco shall continue as a validly issued, fully paid and nonassessable share of common stock, par value of $0.0l per share, of the Surviving Corporation. Each certificate representing any such shares of Newco shall continue to represent the same number of shares of common stock of the Surviving Corporation.

         SECTION 1.9 PAYMENT FOR SHARES AND EXCHANGE OF CERTIFICATES.

         (a) Exchange Agent. From time to time following the Effective Time, as required by subsections (b) and (c) below, Parent shall cause to be deposited in trust with First Chicago Trust Company of New York, or such other agent or agents as may be appointed by Parent (the "EXCHANGE AGENT") (i) certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.8 in exchange for Shares and (ii) the aggregate cash portion of the Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to the provisions of Section 1.8 (the "PAYMENT FUND").

         Parent shall cause the Exchange Agent to make the payments provided for in Section 1.8 out of the Payment Fund. The Exchange Agent shall invest undistributed portions of the Payment Fund as Parent directs ("INVESTMENTS"); provided, however, that the maturities of Investments shall be such as to permit the Exchange Agent to make prompt payment to former holders of Shares entitled thereto as contemplated by the provisions of this Article I. All net earnings of Investments shall be paid to Parent as and when requested by Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under the provisions of this Article I, Parent shall in any event be liable for payment thereof.

         The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement. If any Merger Consideration deposited with the Exchange Agent for purposes of paying for the Shares pursuant to the provisions of this Article I remains unclaimed following the expiration of one year after the Effective Time, such Merger Consideration (together with accrued interest) shall be delivered to Parent by the Exchange Agent, and thereafter, holders of certificates that immediately prior to the Effective Time represented Shares shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or similar laws) as general creditors thereof.

         (b) Exchange. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding Shares and which are converted into the right to receive the Merger Consideration pursuant to the provisions of Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration for the Shares represented thereby (collectively, the "LETTER OF TRANSMITTAL"), unless such holder shall have submitted a Letter of Transmittal together with the Form of Election pursuant to Section 1.8(b).

         Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive following the Effective Time in exchange therefor (i) a check representing that amount in cash as determined pursuant to the provisions of
Section 1.8 and, if applicable, the cash consideration to which such holder would be entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.9(e), and (ii) a certificate representing that number of whole shares of Parent Common Stock as determined pursuant to the provisions of Section 1.8, and the Certificate so surrendered shall forthwith be canceled.

         No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. If the payment is to be made to a person other than the person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (A) the Certificate so surrendered shall be properly endorsed or otherwise in proper form to evidence and effect the transfer to such person or persons as reasonably determined by Parent and (B) the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.9, each Certificate shall represent for all purposes whatsoever only the right to receive the Merger Consideration applicable thereto, without any interest thereon.

         (c) Distributions with Respect to Unexchanged Shares. With respect to Stock Election Shares and Non-Election Shares entitled to receive Parent Common Stock, no dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate for Shares with respect to the Parent Common Stock represented thereby and no cash payment in lieu of fractional Shares shall be paid to any such holder pursuant to the provisions of Section 1.9(e) until the surrender of such Certificate in accordance with the provisions of this Section
1.9. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be (i) issued to the holder a certificate representing whole shares of Parent Common Stock and (ii) paid in connection therewith to holder, without interest, (A) the amount of any cash payable in lieu of a fractional share to which such holder is entitled pursuant to the provisions of
Section 1.9(e), (B) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Common Stock, and (C) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but before such surrender and a payment date after such surrender payable with respect to such whole Parent Common Stock.

         (d) No Further Ownership Rights in Shares Exchanged. All cash paid and Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the provisions of this Article I shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Shares.

         (e) No Fractional Shares. No certificates or scrip representing fractional Parent Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each record holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by the Valuation Price. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

         (f) No Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for any reason, they shall be canceled and exchanged as provided in this Article I, except as otherwise provided by law.

         (g) No Liability. None of Parent, Newco, Company or the Exchange Agent shall be liable to any person in respect of any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the holder of such Certificate pursuant to the provisions of this Article I would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

         (h) Lost Certificate. If any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof in form reasonably satisfactory to Parent, such Merger Consideration as may be required pursuant to the provisions of this Article I; provided, however, that Parent or its Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

         (i) Return of Merger Consideration. Any portion of the Aggregate Merger Consideration made available to the Exchange Agent to pay for Dissenting Shares for which appraisal rights have been perfected shall be returned to Parent, promptly upon demand.

         SECTION 1.10 STOCK OPTIONS. Company shall take all action, including delivery of, not less than 30 days' prior to the Closing Date, notice of the Merger and cancellation of outstanding options, necessary so that each option to purchase Shares (each, a "COMPANY STOCK OPTION") issued pursuant to the provisions of any Company Stock Option plan or agreement (the "COMPANY PLANS") outstanding immediately prior to the Effective Time shall be canceled immediately prior to the Effective Time in exchange for the right to receive, at the holder's option: (i) cash in an amount equal to the product of (A) the number of Shares of stock subject to such Company Stock Option immediately prior to the Effective Time and (B) the excess, if any, of the Per Share Cash Amount over the per share exercise price of such Company Stock Option (the "OPTION PAYMENT") or (ii) the number of Shares of Parent Common Stock determined by dividing the value of the Option Payment by the Valuation Price. Such cash and shares of Parent Common Stock shall be delivered or issued by the Surviving Corporation immediately following the Effective Time. All applicable taxes attributable to the exercise of Company Stock Options and the Option Payment made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under this Section 1.10 or, if no such amounts are payable in cash, then the amount of such taxes shall be paid to the Company by each respective option holder by personal check. Notwithstanding the foregoing, any Company Stock Option with an exercise price greater than the Per Share Cash Amount immediately prior to the Effective Time shall be cancelled immediately prior to the Effective Time, without any payment being made therefor. Company shall use its reasonable best efforts to obtain the consent of each holder of company Stock Options to the foregoing treatment of such Company Stock Options to the extent required under the Company Plans.

2.       ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF COMPANY


         Company hereby represents and warrants to each of Parent and Newco as follows:

         SECTION 2.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) Section 2.1 of the Disclosure Schedule delivered by Company to Parent dated the date of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") identifies each directly and indirectly owned subsidiary of Company and its respective jurisdiction of incorporation or organization, as the case may be and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Company or another subsidiary of Company. Except as set forth in Section 2.1(a) of the Company Disclosure Schedule, each of Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Company has heretofore delivered to Newco or Parent accurate and complete copies of the charter and bylaws (or similar governing documents, including in the case of partnerships, the partnership agreement), as currently in effect, of Company and its subsidiaries. Writer Homes, Inc. and Writer Peninsula, Inc. have no assets, liabilities or ongoing operations, other than unliquidated contingent liabilities for infrastructure warranties and homeowner warranties.

         (b) Each of Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Company. The term "MATERIAL ADVERSE EFFECT ON COMPANY" means any change or effect that (i) is or is reasonably likely to be materially adverse to the business, assets, results of operations, condition (financial or otherwise) or prospects of Company and its subsidiaries, taken as whole, or (ii) would or would be reasonably likely to impair the ability of Company to consummate the transactions contemplated hereby.

         (c) Section 2.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment held by Company or any of its subsidiaries in any other person other than Company's subsidiaries (collectively, "OTHER INTERESTS"). The Other Interests are free and clear of all Liens on any other limitation or restriction.

         (d) Company is not a "foreign person" as that term is defined in
Section 1445 of the Code and any applicable regulations promulgated thereunder.

         SECTION 2.2. CAPITALIZATION OF COMPANY AND ITS SUBSIDIARIES.

         (a) The authorized capital stock of Company consists solely of 10,000,000 Shares, of which 7,462,480 Shares are issued and outstanding.

                  (i) All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights or any right of first refusal and Company has no liability under the provisions of applicable Federal and state securities laws by reason of the issuance or sale thereof. 495,250 Shares are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to Company Plans.

                  (ii) Set forth in Section 2.2(a) of the Company Disclosure
Schedule is a true and complete list of all outstanding or authorized Company Stock Options, warrants, calls, rights, commitments or any other agreements of any character that may obligate Company or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company. Except as set forth above in this
Section 2.2(a) or in Section 2.2(a) of the Company Disclosure Schedule, there are outstanding (A) no shares of capital stock or other voting securities of Company, (B) no securities of Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Company, (C) no options or other rights to acquire from Company or its subsidiaries, and no obligations of Company or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company, and (D) no equity equivalent interests in the ownership or earnings of Company or its subsidiaries or other similar rights (collectively "COMPANY SECURITIES"). There are no outstanding obligations of Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no shareholder agreements, voting trusts or other agreements or understandings to which Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Company.

                  (b) (i) Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, all of the outstanding capital stock of Company's subsidiaries (A) is owned by Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law), and (B) have been validly issued and are fully paid, nonassessable and free of preemptive rights or any right of first refusal and neither Company nor any subsidiary has any liability under the provisions of applicable Federal and state securities laws by reason of the issuance or sale thereof.

                       (ii) Except as set forth above or in Section 2.2(b) of the Company Disclosure Schedule, there are outstanding (A) no shares of capital stock or other voting securities of any of the subsidiaries of Company, (B) no securities of Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Company subsidiaries, (C) no options or other rights to acquire from Company or its subsidiaries, and no obligations of Company or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Company subsidiary, and (D) no equity equivalent interests in the ownership or earnings of any Company subsidiary or other similar rights (collectively "SUBSIDIARY SECURITIES"). There are no outstanding obligations of Company or its subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities. There are no shareholder agreements, voting trusts or other agreements or understandings to which Company is a party or by which it is bound relating to the voting or registration of any Subsidiary Securities.

         (c) "LIEN" means, with respect to any asset, any security, mortgage, lien, pledge, charge, security interest, conditional sale agreements, title retention agreements, claims, charges, easements, licenses, rights-of-way, covenants, conditions, restrictions, options, adverse or equitable claims, or encumbrance of any kind in respect of such asset.

         (d) The Shares constitute the only class of equity securities of Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         SECTION 2.3. AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION.

         (a) Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Company (the "COMPANY BOARD") and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of two-thirds of the outstanding Shares. This Agreement has been duly and validly executed and delivered by Company and constitutes a valid, legal and binding agreement of Company enforceable against Company in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (collectively, the "ENFORCEMENT EXCEPTIONS").

         (b) The Company Board has unanimously resolved to recommend that the shareholders of Company approve and adopt this Agreement and vote in favor of the Merger.

         SECTION 2.4. SEC REPORTS; FINANCIAL STATEMENTS.

         (a) Company has filed all required forms, reports and documents (collectively, "COMPANY SEC REPORTS") with the Securities and Exchange Commission (the "SEC"), and has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The financial statements of Company (including the consolidated statements of income and cash flow) included in Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the

SEC promulgated under the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and statement of cash flows for the periods indicated (subject, in the case of unaudited interim financial statements, the exceptions permitted by Form 10-Q under the Exchange Act.

         (b) Company has heretofore made available or promptly will make available to Parent a complete and correct copy of any amendments or modifications that are required to be filed with the SEC, but have not yet been filed with the SEC, to any agreements, documents or other instruments that previously had been filed by Company with the SEC.

         SECTION 2.5. CONSENTS AND APPROVALS; NO VIOLATIONS.

         (a) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing and recordation of the Certificate of Merger as required by the DGCL and the CBCA, no filing with or notice to, and no material permit, authorization, consent or approval of, any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery of this Agreement by Company or the consummation of the transactions contemplated hereby by Company.

         (b) Except as set forth in Section 2.5(b) of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provision of the respective charter or bylaws (or similar governing documents) of Company or any of its subsidiaries; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien), or impair the rights of Company or its subsidiaries under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Company or any of its subsidiaries or any of their respective properties or assets which violation could have a Material Adverse Effect on Company.

         SECTION 2.6. NO DEFAULT. None of Company or any of its subsidiaries is in breach, default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a breach, default or violation) of any term, condition or provision of (a) its charter or bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not have a Material Adverse Effect on Company. All outstanding indebtedness of the Company and its subsidiaries may be prepaid without penalty and without the consent of any lender or other third party.

         SECTION 2.7. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES.

         (a) Except as reflected in Company's 1999 year end audited financial statements included in Company's Annual Report on Form 10-K for the year ended December 31, 1999, none of Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Company (including the notes thereto), other than liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999.

         (b) Without limiting the generality of the foregoing, except as set forth in Section 2.7 of the Company Disclosure Schedule, since December 31, 1999, Company and its subsidiaries have conducted their respective businesses and operations in, and have not engaged in any transaction other than according to, the ordinary and usual course of business consistent with past practice, and there has not occurred any:

                  (i) event, change, condition or occurrence which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Company;

                  (ii) damage, destruction or other casualty loss (whether or not covered by insurance) with respect to any material asset or property owned, leased or otherwise used by Company or any of its subsidiaries;

                  (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Company or any of its subsidiaries (other than wholly owned subsidiaries) or any repurchase, redemption or other acquisition by Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Company or any of its subsidiaries;

                  (iv) amendment of any term of any outstanding security of Company or any of its subsidiaries;

                  (v) incurrence, assumption or guarantee by Company or any of its subsidiaries of any indebtedness for borrowed money;

                  (vi) creation or assumption by Company or any of its subsidiaries of any Lien on any material asset, other than in the ordinary course of business consistent with past practices;

                  (vii) loan, advance or capital contributions made by Company or any of its subsidiaries to, or investment in, any person;

                  (viii) transaction or commitment made, or any contract or agreement entered into, by Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Company or any of its subsidiaries of any contract, agreement or other right, in either case, material to Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (ix) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Company or any of its subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or, to Company's knowledge, threats thereof by or with respect to such employees;

                  (x) increase in the compensation payable or that could become payable by Company or any of its subsidiaries to (A) officers of Company or any of its subsidiaries or (B) any employee of Company or any of its subsidiaries whose annual cash compensation is Fifty Thousand Dollars ($50,000) or more;

                  (xi) liabilities being imposed upon or incurred by Company or its subsidiaries that will equal or exceed Fifty Thousand Dollars ($50,000) for any single instance or One Hundred Fifty Dollars ($150,000) in the aggregate;

                  (xii) change by Company or any of its subsidiaries in its accounting principles, practices or methods; or

                  (xiii) action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement.

         SECTION 2.8. LITIGATION. Except as set forth in Section 2.8 of the Company Disclosure Schedule, (i) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any of its subsidiaries or any of their respective properties or assets, and (ii) no such suit, claim, action, proceeding or investigation has been pending, whether or not since settled or otherwise resolved, at any time since January 1, 1997, where in the case of clause (ii) above the amount in controversy exceeded $10,000. None of Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree.

         SECTION 2.9. COMPLIANCE WITH APPLICABLE LAW. Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"). Company and its subsidiaries are in compliance with the terms of Company Permits, except where the failure to comply would not have a Material Adverse Effect on Company. The businesses of Company and its subsidiaries have not been and are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations of any laws, ordinances or regulations that do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on Company. No investigation or review by any Governmental Entity with respect to Company or its subsidiaries is pending or, to the knowledge of Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

         SECTION 2.10. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

         (a) Section 2.10(a) of the Company Disclosure Schedule lists, with respect to Company, its subsidiaries and any trade or business which is treated as a single employer with Company within the meaning of Section 414(b), (c),
(m), or (o) of the Code ("ERISA AFFILIATE") each compensation or benefit plan, agreement, policy, practice, program, or arrangement, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Company, its subsidiaries or other ERISA Affiliates, for the benefit of any employee, former employee, independent contractor or director of Company, its subsidiaries, or other ERISA Affiliates (including, without limitation, any employment and/or consulting agreement, any pension, savings, profit-sharing, bonus, medical, insurance, disability, severance, executive compensation, fringe benefit, incentive, stock option, performance pay, loan or loan guarantee, plant closing, change of control, equity-based or deferred compensation plans, programs, policies and/or arrangements) (collectively, the "EMPLOYEE PLANS"). Without limiting the foregoing, Schedule 2.10(a) of the Company Disclosure Schedule lists all Company Stock Options issued and outstanding under any Company Plan, including the employee, exercise price, vesting schedule and expiration date of such Company Stock Options.

         (b) Company has provided or made available to Parent (i) a current, accurate and complete copy of each Employee Plan and related Plan documents (including trust documents, insurance policies, or contracts, employee booklets, and summary plan descriptions); (ii) any correspondence between Company, its subsidiaries, or other ERISA Affiliates and the Department of Labor and/or the Internal Revenue Service (the "IRS") related to such Employee Plans; and (iii) copies of the Form 5500, including all schedules attached thereto and actuarial reports, if any, filed for the past three Plan years.

         (c) Company, its subsidiaries, and other ERISA Affiliates have complied, and currently are in compliance, with the applicable provisions of ERISA, the Code and all other applicable laws with respect to each of the Employee Plans, except where such noncompliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Company. Each Employee Plan that is intended to qualify under
Section 401(a) of the Code has received, or prior to the expiration of the applicable remedial amendment period has filed for, a favorable determination letter from the IRS ruling that the Plan does so qualify and that the trust is exempt from taxation pursuant to Section 501(a) of the Code, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Employee Plan subject to Code Section 401(a).

         (d) Company, its subsidiaries, or other ERISA Affiliates, have not maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA (including, without limitation, a multi-employer plan (as defined in Section 3(37) of ERISA) and a defined benefit plan (as defined in Section 3(35) of ERISA)) or any plan otherwise subject to the minimum funding standards of ERISA Section 302 or Code Section 412.

         (e) Each Employee Plan that is a group health plan has been operated in compliance in all material respects with Code Section 4980B and Sections 601-609 of ERISA. No Employee Plan provides welfare benefits as defined in Section 3(1) of ERISA with respect to current or former employees of Company, its subsidiaries or other ERISA Affiliates beyond their retirement or other termination of service with Company, its subsidiaries or other ERISA Affiliates (other than coverage mandated by Code Section 4980B or applicable law

         (f) No audit or investigation by any Governmental Entity is pending or, to the knowledge of Company, its subsidiaries or other ERISA Affiliates, is threatened, nor has any reportable event (within the meaning of Section 4043 of ERISA) (other than an event for which the 30-day notice period is waived), prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA), or breach of fiduciary duty occurred with respect to any Employee Plan, or any fiduciary thereof, that has had or would be reasonably expected to have a Material Adverse Effect on Company.

         (g) All benefits due under each Employee Plan have been timely paid and no civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA, or other lawsuit or claim, other than routine uncontested claims for benefits, is pending, or to the knowledge of Company, its subsidiaries, or other ERISA Affiliates, is threatened against any Employee Plan or the fiduciaries of any such plan or otherwise involving or pertaining to any such plan, and no basis exists for any such lawsuit or claim, except where such claim or basis, if proven, would not have a Material Adverse Effect on Company.

         (h) The consummation of the transactions contemplated by this Agreement will not (i) cause any payments or benefits under any Employee Plan to be triggered, vested or accelerated, in whole or in part, (ii) entitle any current or former employee or other service provider of Company, its subsidiaries, or other ERISA Affiliates to severance benefits or any other payment, or (iii) increase the amount of compensation due any such employee or service provider.

         (i) No agreement, commitment or obligation exists to materially increase any benefit under any Employee Plan or to adopt any new Employee Plan. There has been no amendment to, written interpretation or announcement (whether or not written) by Company, its subsidiaries, or other ERISA Affiliates relating to, or change in participation or coverage under, any Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Company's financial statements.

         (j) All material contributions required to be made by Company, its subsidiaries, or other ERISA Affiliates to any Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current Plan years. No Employee Plan has any material unfunded accrued benefits that are not fully reflected in Company's financial statements. The Company Nonqualified Profit Sharing Plan is terminable as of December 31, 1999, without liability, except for $288,847 accrued thereunder through December 31, 1999.

         (k) There are no controversies pending or, to the knowledge of Company or its subsidiaries, threatened between Company or any of its subsidiaries and any of their respective employees or former employees that have, or may reasonably be expected to have, a Material Adverse Effect on Company. Neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its subsidiaries, nor does Company know of any activities or proceedings of any labor union to organize any such employees. There are no strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of Company or any of its subsidiaries.

         (l) Section 2.10(o) of the Company Disclosure Schedule sets forth a list of (i) all employment agreements with officers or employees of Company;
(ii) all agreements with consultants obligating Company to make any remaining payments in an amount exceeding $25,000; (iii) all severance agreements, programs and policies of Company with or relating to its employees, except programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of Company with or relating to its employees that contain change-in-control provisions. Company has made available to Parent copies (or descriptions in detail reasonably satisfactory to Parent) of all such agreements, plans, programs and other arrangements.

         SECTION 2.11. ENVIRONMENTAL LAWS AND REGULATIONS.

         (a) Except as set forth on Section 2.11 of the Company Disclosure Schedule or as publicly disclosed by Company in Company SEC Reports:

                  (i) all activities, operations and conduct of the Company or its subsidiaries, and to the knowledge of the Company, the Real Property, and any properties formerly owned or operated by the Company or its subsidiaries, comply and have at all times complied with Environmental Laws in all material respects;

                  (ii) there has been no disposal, release, or threatened release of Hazardous Substances by the Company, and to the knowledge of the Company any other person, on, under, in, from or about the Real Property, or any properties formerly owned or operated by the Company or its subsidiaries, or otherwise related to the operations of the Company or its subsidiaries, that has subjected or may subject the Company or its subsidiaries to material liability under any Environmental Law;

                  (iii) neither the Company nor its subsidiaries have disposed of or arranged for disposal of Hazardous Substances on any third party property that has subjected or reasonably could subject the Company to material liability under any Environmental Law;

                  (iv) neither the Company nor its subsidiaries has received any notice, demand, letter, claim or request for information alleging violation of or liability under any Environmental Law and there are no actions, orders, decrees, injunctions or other proceedings, or to the knowledge of the Company or its subsidiaries, any threatened actions or claims, relating to or otherwise alleging liability under any Environmental Law;

                  (v) neither the Company nor its subsidiaries has exposed any employee or third party to any Hazardous Substance or condition which has subjected or reasonably could subject the Company or its subsidiaries to material liability under any Environmental Law;

                  (vi) no underground storage tanks, asbestos-containing material, or polychlorinated biphenyls have ever been located by the Company, or to the knowledge of the Company, any other person, on the Real Property or properties formerly owned or operated by the Company or its subsidiaries;

                  (vii) neither the Company nor its subsidiaries has assumed by agreement any liability of any person for cleanup, compliance or required capital expenditures pursuant or related to any Environmental Law;

                  (viii) neither the Company nor its subsidiaries is required to make any capital or other expenditures to comply with any Environmental Law nor is there any reasonable basis on which any governmental agency could take action that would require such capital or other expenditure;

                  (ix) there are no circumstances, conditions or activities involving the Company or its subsidiaries that could reasonably be expected to result in any liability or costs to the Company or its subsidiaries or any restrictions on the ownership, use or transfer of the Real Property pursuant to any Environmental Law;

                  (x) the Company and its subsidiaries have delivered to Parent copies of all environmental assessments, audits, studies, and other environmental reports in its possession or reasonably available to it relating to the Company or its subsidiaries or the Real Property or former properties or operations.

         (b) As used herein:

                  (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, or treaty; all judicial, administrative, and regulatory orders, judgments, decrees, permits, and authorizations; and common law relating to: (A) the protection, investigation, remediation, or restoration of the environment or natural resources, (B) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance, (C) noise, odor, pollution, contamination, any injury or threat of injury to persons or property or (D) the protection of the health and safety of employees or the public.

                  (ii) "HAZARDOUS SUBSTANCE" means any substance, material, or waste that is: (A) listed, classified or regulated in any concentration pursuant to any Environmental Law;

(B) any petroleum hydrocarbon, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or
(C) any other substance, material, or waste which may be the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

         SECTION 2.12. TAXES.

         (a) For purposes of this Agreement:

                  (i) the term "TAX" (including "TAXES") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A), whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                  (ii) the term "TAX RETURN" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

         (b) Except as set forth in Section 2.12 of the Company Disclosure
Schedule: (i) Company and its subsidiaries have accurately prepared and timely filed (except where extensions of time to file have been obtained) all Tax Returns they are required to have filed and (ii) such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

         (c) Company and its subsidiaries have paid or adequately provided for all Taxes (whether or not shown on any Tax Return) they are required to have paid or to pay.

         (d) No material claim for assessment or collection of Taxes is presently being asserted against Company or its subsidiaries, and neither Company nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority, nor does Company have knowledge of any such threatened action, proceeding or investigation.

         (e) Neither Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

         (f) Neither Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change-of-control of Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code.

         SECTION 2.13. INTELLECTUAL PROPERTY.

         (a) "INTELLECTUAL PROPERTY" means trademarks and service marks (registered or unregistered), trade dress, trade names, names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith, as well as the following: (i) patents, patentable inventions, trade secrets, discoveries, improvements, ideas, know-how, formula, methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data), and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (ii) the right in any jurisdiction to limit the use or disclosure thereof; (iii) copyrights in writings, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction; (iv) licenses; (v) Internet Web sites, domain names and registrations or applications for registration thereof; (vi) customer lists;
(vii) books and records describing or used in connection with any of the foregoing; and (viii) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

         (b) Section 2.13 of the Company Disclosure Schedule lists all Intellectual Property (either registered, applied for, or common law) owned by, registered in the name of, licensed to, or otherwise used by Company or its subsidiaries that are material to their business or operations ("MATERIAL INTELLECTUAL PROPERTY").

         (c) All of the Material Intellectual Property is owned by Company or its subsidiaries free and clear of any and all Liens or is used by Company or its subsidiaries pursuant to a valid and enforceable license granting rights sufficiently broad to permit the historical and anticipated uses of the Intellectual Property in connection with the conduct of the Business in the manner presently conducted.

         (d) Section 2.13 of the Company Disclosure Schedule lists any licenses, sublicenses or other agreements pursuant to which Company or its subsidiaries grants a license to any person to use the Intellectual Property or is a licensee of any of the Intellectual Property.

         (e) The conduct of the business and operations of Company and its subsidiaries does not conflict with valid intellectual property rights of others. There are no conflicts with or infringements of any of the Intellectual Property by any third party.

         (f) Company has taken all commercially reasonable precautions necessary to ensure that all Intellectual Property has been properly protected and has been kept secret.

         (g) Except as set forth in Section 2.13 of the Company Disclosure Schedule (i) the validity of Intellectual Property and the title thereto of Company or any subsidiary, as the case may be, is not being threatened with or questioned in any litigation to which Company or any subsidiary is a party, and (ii) the consummation of the transactions completed hereby will not result in the loss or impairment of any rights of Company or its subsidiaries in the Intellectual Property.

         SECTION 2.14. REAL PROPERTY. Section 2.14 of the Company Disclosure Schedule lists: (i) a description of each parcel of real property owned by Company and any of its subsidiaries (the "FEE REAL PROPERTY"), (ii) a listing of each lease, written or, to the knowledge of Company, oral, of real property under which Company or any of its subsidiaries is a lessee, lessor, sublessee or sublessor, as so designated therein (the "LEASES" and together with the Fee Real Property, the "REAL PROPERTY"), (iii) all options or commitments to sell or lease any real property interests to which Company or any of its subsidiaries is a party, and (iv) all options or commitments to acquire any real property interests (other than by lease) to which Company or any of its subsidiaries is a party (collectively, such real property interests are referred to as the "ACQUISITION REAL PROPERTY"). The Real Property constitutes all of the real property interests owned, leased or occupied in whole or in part by Company or any of its subsidiaries and there are no other Leases, licenses or other agreements affecting the occupancy of the Real Property. Except as set forth in
Section 2.14 of the Company Disclosure Schedule:

         (a) Company and its subsidiaries have good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used) title in fee simple, or will acquire good and marketable (or indefeasible, as the case may be) title in fee simple, to the Fee Real Property owned or optioned by them, free and clear of all Liens, except Liens for Taxes not yet due and such Liens or other imperfections of title as do not or will not materially interfere with the present use or intended use by Company and its subsidiaries or affect the value or marketing of the property affected thereby and that do not, individually or in the aggregate, have a Material Adverse Effect on Company. Company has delivered or made available to Parent copies of the deeds and other instruments (as recorded) by which Company acquired such Real Property and interests, and copies of all title insurance policies, title insurance commitments, opinions, abstracts, and surveys relating to the Fee Real Property or interests and the Acquisition Real Property. There are no encumbrances or other matters of record (other than contracts for sales of completed residences and inchoate mechanics' liens for amounts not yet due) affecting title to any of the Fee Real Property or Acquisition Real Property which are not disclosed in the title insurance policies and commitments.

         (b) Neither Company nor any of its subsidiaries has given, nor have they received, any notice that a breach or an event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by Company or any subsidiary, or to the knowledge of Company, any other person with respect to any agreements, arrangements, contracts, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting to Company or any subsidiary title to or an interest in or otherwise affecting the Fee Real Property or the Acquisition Real Property, except for such breach or event of default that would not, individually or in the aggregate, have a Material Adverse Effect on Company.

         (c) The Fee Real Property and Acquisition Real Property to be used for homebuilding conforms, in all material respects, to the appropriate Governmental Entity's standards, and there is no material impediment to approval for undeveloped Real Property or the Acquisition Real Property, such approval to allow development in the manner in which Company currently anticipates building thereon.

         (d) The developed Fee Real Property and Acquisition Real Property has access to streets, and is serviced, in all material respects, by all utilities and other services as is necessary for the current and intended use of such property. The undeveloped Fee Real Property and Acquisition Real Property has access to streets, and such Fee Real Property and Acquisition Real Property is serviced, in all material respects, by all utilities and other services as is necessary for the development thereof or such utilities and other services are or will be available, in all material respects, to such property.

         (e) There is no suit, action or arbitration, or legal, administrative, or other proceeding or Governmental Entity investigation, formal or informal, including without limitation to eminent domain or condemnation proceeding, proceeding to establish a new assessment district or increase the assessments imposed by an existing assessment district, or zoning change proceeding, pending or threatened, or any judgment, moratorium or other government policy or practice which affects any of the Fee Real Property or the Acquisition Real Property or Company's anticipated development of any of such properties.

         (f) All Leases are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such Leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

         (g) There are no material encroachments on the Fee Real Property or the Acquisition Real Property nor any encroachments by improvements on the Fee Real Property or the Acquisition Real Property onto any easements or any adjoining property or which would otherwise conflict with the property rights of any other person.

         (h) All of the improvements situated on any of the Real Property and Acquisition Real Property are in good operating condition and are adequate and suitable for the purposes for which they are presently being used, normal wear and tear excepted.

         (i) All rights to exercise any purchase or repurchase options with respect to any portion of the Fee Real Property (whether contained in vesting deeds or otherwise) have expired or been extinguished in accordance with their respective terms.

         SECTION 2.15. PROJECTS. Except as set forth in Section 2.15 of Company's Disclosure Schedule:

         (a) Company has not developed, constructed or otherwise participated and does not currently intend to develop, construct or otherwise participate in any real estate projects other than the projects identified in Section 2.15 of the Company Disclosure Schedule (the

"PROJECTS" Section 2.15 of the Company Disclosure Schedule includes the total number of units developed and under development, and the total units remaining unsold.

         (b) All work performed by Company or by subcontractors on Company's behalf on or in any of the properties involved in the Projects has been or shall be performed in substantial accordance with the plans and specifications approved by all Governmental Entities (including VA and FHA, as applicable), in compliance with all applicable laws, ordinances, and regulations, and in a good and workmanlike manner, free from any defect or lien, other than inchoate mechanics' liens for amounts not yet due. Each property involved in the Projects complies in all material respects with all laws, including, without limitation, applicable zoning, land use, subdivision, parking, traffic and fire safety laws and the Colorado Common Interest Ownership Act (Colorado Revised Statutes Sections 38-33.3-101 et seq.) ("CCIOA"), and Company has not received any notice from any Governmental Entity as to any violation of any law. Company and its subsidiaries have filed all information required by such acts.

         (c) The approvals, consents, licenses, permits, waivers or other authorizations issued, granted or otherwise made available by any Governmental Entity pertaining to the Projects (collectively, the "ENTITLEMENTS"), and any agreements (for example, and not in limitation, subdivision improvement agreements) executed in connection therewith, are in full force and effect and no party thereto is in default thereunder. All material Entitlements necessary or appropriate for the development and construction of the Projects are in full force and effect, without default, and are enforceable in accordance with Colorado law. Neither Company nor to Company's knowledge, the fee owner, if Company is not the fee owner of any property involved in any of the Projects, is in default under, and Company has not received any notice that any event has occurred which with the giving of notice or the passage of time, or both, would constitute a default under any Entitlements, contract, transaction, agreement, covenant, condition, restriction, lease, easement, encumbrance or instrument pertaining to the property involved in any Project. All subdivision improvement bonds and other sureties or assurances relating in any way to any such property and required by any applicable Governmental Entity or pursuant to any Entitlements have been posted and are being maintained in accordance with the requirements of such applicable Governmental Entitles and/or Entitlements and no claim has been made thereunder or thereto.

         (d) (i) Company is not obligated to pay nor is it otherwise subject to any monetary charges, assessments or fees imposed by any Governmental Entity or quasi-governmental entity (such as special districts, improvement districts or the like) in connection with Company's receipt of the Entitlements or otherwise relating to the development or improvement of the Projects.

             (ii) Except for obligations contained in the agreements listed in
Section 2.15 of the Company Disclosure Schedule, Company does not have any development or improvement obligations with respect to the Projects.

         (e) Company (or to Company's knowledge, the fee owner, if Company is not the fee owner) has made no oral or, except for the Entitlements, written commitments or representations to, or understandings or agreements with, any person, firm or entity, any adjoining property owner or any Governmental Entity which would in any way be binding on Company or would interfere with Company's ability to develop and improve any of the properties involved in the current Projects with residential developments in accordance with the Entitlements, and neither Company, the fee owner, nor Company shall make or enter into any such commitment, representations, understandings or agreements without Parent's written consent.

         (f) No property involved in the Projects is located in an area designated as having special flood hazards or designated as a wetland by the army Corps of Engineers. No property involved in the Projects is located in an area that is designated, or in the process of being designated, as a critical habitat for any threatened or endangered species under the endangered Species Act of 1973, as amended, or designated under any other law for the preservation of fish, wildlife, plants, insects, forests or wetlands, or for the preservation of any historical or archeological site under the National Historic Preservation Act of 1979, as amended, or any other law, which any such designation would limit, impair, delay or prohibit the construction and development of the Project in accordance with the existing or proposed plans therefor.

         (g) Company has not received any notice from any of Company's insurance carriers of any defects or inadequacies in any of the properties involved in the Projects, or any portion thereof, which would adversely affect the insurability of any properties or the cost of any such insurance. There are no pending insurance claims with respect to any portion of any such properties.

         (h) There are no soil conditions that would require construction of foundations different than those customarily built in residential projects, in Colorado in the areas in which the Projects are located, nor, to the knowledge of the Company, any seismic safety problems relating to any of the properties involved in the Projects, any recent seismic activity affecting any such properties or any active fault bisecting, underlying or adjacent to any such properties. Company has installed foundations appropriate and customary for the applicable soil conditions.

         (i) Neither the Company nor any of its subsidiaries is in default under any "Declaration" (as defined in CCIOA) to which it is a party, by which it is bound, or under which it is, or has succeeded to the rights of, the "Declarant" (as defined in CCIOA).

         (j) Each Declaration affecting each current Project complies in all respects to the applicable requirements of CCIOA or is exempt from such requirements.

         (k) All work performed with respect to the Projects has been approved by holders of security interests in the Projects to the extent required by the applicable Declarations or CCIOA.

         (l) Other than in connection with its sales of homes to purchasers in the ordinary course of business, neither the Company nor any of its subsidiaries has assigned to any third party any of its respective development or other rights under the Declarations.

         SECTION 2.16 ASSETS. The assets and properties of Company and its subsidiaries, considered as a whole, constitute all of the assets and properties that are reasonably required for the business and operations of Company and its subsidiaries as presently conducted. Company or its subsidiaries have good and marketable title to or a valid leasehold estate in all personal properties and assets reflected on Company's balance sheet at December 31, 1999 (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice), in each case, free and clear of all Liens (other than the Liens set forth in Section 2.16 of the Company Disclosure Schedule.

         SECTION 2.17 CONTRACTS.

         (a) Section 2.17 of the Company Disclosure Schedule contains a complete and accurate list of all material contracts (written or oral), undertakings, commitments, arrangements or agreements to which Company or any of its subsidiaries is a party or by which any of them is bound relating to or affecting their securities, assets, properties, business or operations, including, without limitation, the following categories (collectively, the "CONTRACTS"):

                  (i) Contracts, whether or not made in the ordinary course of business, requiring annual expenditures by or liabilities of Company and its subsidiaries in excess of Fifty Thousand Dollars ($50,000);

                  (ii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor;

                  (iii) Contracts containing covenants limiting the freedom of Company or any of its subsidiaries to engage in any line of business or compete with any person or operate at any location;

                  (iv) joint venture or partnership agreements or joint development or similar agreements, including any agreement pursuant to which any third party is entitled to develop any real property and/or facility on behalf of Company or its subsidiaries;

                  (v) Contracts with any Federal, state or local Governmental Entity that have a remaining term in excess of one (1) year or are not cancelable (without material penalty, cost or other liability) within one (1) year;

                  (vi) Contracts for the sale of assets, other than homes, by the Company or its subsidiaries with a value in excess of Fifty Thousand Dollars ($50,000);

                  (vii) Contracts required to be filed as "material contracts" by the Company with the SEC pursuant to the requirements of the Securities Exchange Act of 1934; and

                  (viii) any other Contract that is material to Company and its subsidiaries, taken as a whole, not otherwise listed on the Company Disclosure Schedule.

         (b) Except as set forth in Section 2.17 of the Company Disclosure Schedule, true and complete copies of the written Contracts and descriptions of verbal Contracts, if any, have been delivered to Parent. Each of the Contracts is a valid and binding obligation of Company and, to Company's knowledge, the other parties thereto, enforceable against Company in accordance with its terms, except as enforcement may be limited by the Enforcement Exceptions. No event, including, without limitation, the execution and delivery of this Agreement, has occurred which would, on notice or lapse of time or both, entitle the holder of any indebtedness issued pursuant to a Contract identified in Section 2.17 of the Company Disclosure Schedule in response to paragraph (a) above to accelerate, or which does accelerate, the maturity of any such indebtedness.

         (c) All "participation" and similar payments due or to become due with respect to any Project (including pursuant to any Contract that relates or related to any indebtedness to Investors Real Estate Trust with respect to the Northpark project or to any person or entity relating to indebtedness of Writer Peninsula, Inc. or affecting the Southpark projects) have been paid in full and neither the Company nor any subsidiary of the Company has any liability for or obligation to make any such participation or similar payments with respect to any Project.

         SECTION 2.18 INSURANCE.

         (a) Section 2.18(a) of the Company Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the persons to whom such policies have been issued, the expiration dates thereof, whether the policies are currently in effect, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies in effect at any time since January 1, 1992 that insure or did insure the business, operations or employees of Company or any subsidiary of Company or affect or relate to the ownership, use or operation of any of the assets (both past and present) of Company or any subsidiary of Company and that
(a) have been issued to Company or any subsidiary of Company or (b) have been issued to any person (other than Company or any subsidiary of Company) for the benefit of Company or any subsidiary of Company (the "INSURANCE POLICIES"). The insurance coverage provided by any of the policies described in clause (a) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each Insurance Policy listed is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither Company, any subsidiary of Company nor the person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The Insurance Policies were placed with financially sound and reputable insurers and, in light of the respective business, operations and assets of Company and its subsidiaries, are or were in amounts and have or had coverages that are reasonable and customary for persons engaged in such businesses and operations and having such assets. Except as set forth in
Section 2.18(a) of the Company Disclosure Schedule, neither Company, any subsidiary of Company nor the person to whom such policy has been issued has received notice that any insurer under any Insurance Policy is denying liability with respect to a claim thereunder or defending under a reservation of rights clause, or, to Company's knowledge, indicated any intent to do so or not to renew any such policy.

         (b) Section 2.18(b) of the Company Disclosure Schedule contains a listing of all open claims made or otherwise asserted by the Company against any insurance policy. These claims, individually or in the aggregate, if not covered by insurance, would not have a Material Adverse Effect on Company. All material claims under the Insurance Policies have been filed in a timely fashion.

         SECTION 2.19 PRODUCT WARRANTIES. Section 2.19 of the Company Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by Company or any of its subsidiaries currently in effect with respect to its products. There have not been any material deviations from such warranties and guaranties, and neither Company, any of its subsidiaries nor any of their respective salespersons, employees and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither Company nor any of its subsidiaries has made any oral warranty or guaranty with respect to its products.


         SECTION 2.20. CERTAIN BUSINESS PRACTICES. None of Company, any of its subsidiaries or any directors, officers, agents or employees of Company or any of its subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) to Company's knowledge, made any other unlawful payment.

         SECTION 2.21. BROKERS. Except as set forth on Section 2.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Company. The aggregate fees that the Company shall be obligated to pay to such brokers, finders or investment bankers shall not exceed $700,000.

         SECTION 2.22. YEAR 2000.

         (a) Except as set forth in Section 2.22 of the Company Disclosure Schedule, all Information Systems and Equipment of Company and its subsidiaries are in all material respects Year 2000 Compliant.

         (b) "YEAR 2000 COMPLIANT" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise materially impair the accuracy or functionality of Information Systems and Equipment. "INFORMATION SYSTEMS AND EQUIPMENT" means with respect to a person all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, such person's conduct of their business.

         SECTION 2.23. TRANSACTIONS WITH AFFILIATES. Except to the extent disclosed in Company SEC Reports or in Section 2.23 of the Company Disclosure Schedule, within the last five years there have been no transactions, agreements, arrangements or understandings between Company or its subsidiaries, on the one hand, and Company's affiliates (other than wholly-owned subsidiaries of Company) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         SECTION 2.24. SUPPLIERS AND SUBCONTRACTORS. The documents and information supplied by Company to Parent or any of its representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant suppliers and subcontractors are accurate in all material respects. Except as set forth in Section 2.24 of the Company Disclosure Schedule, during the last twelve (12) months, Company has received no notices of termination or threats of termination from any of the five (5) largest suppliers or ten (10) largest subcontractors for Company and its subsidiaries.

         SECTION 2.25. OPINION OF FINANCIAL ADVISOR. The Seidler Companies ("COMPANY FINANCIAL ADVISER") has delivered to the Board of Directors of Company its oral opinion to the effect that the consideration to be received by the holders of Shares pursuant to the provisions of this Agreement is fair from a financial point of view to such holders, a written copy of which will be received prior to the Closing, and a copy of which will be delivered to Parent as soon as available and prior to the Closing.

         SECTION 2.26. ACCURACY OF INFORMATION. None of the representations or warranties or information provided and to be provided by Company to Parent or Newco in this Agreement (including the Company Disclosure Schedule) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading. The descriptions set forth in the Company Disclosure Schedule are accurate descriptions of the matters disclosed therein. Copies of all documents heretofore or hereafter delivered or made available by Company to Parent or Newco pursuant hereto were or will be complete and accurate records of such documents.


3.       ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

         Parent and Newco hereby represent and warrant to Company, except as otherwise set forth in Parent SEC Reports, that:

         SECTION 3.1. ORGANIZATION.

         (a) Parent and Newco are duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted. Parent has heretofore delivered to Company accurate and complete copies of the certificate of incorporation and bylaws as currently in effect of Parent and Newco.

         (b) Each of Parent and Newco is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. The term "MATERIAL ADVERSE EFFECT ON PARENT" means any change or effect that is (i) reasonably likely to be materially adverse to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole, or (ii) that materially impairs the ability of Parent and/or Newco to consummate the transactions contemplated hereby.

         SECTION 3.2. CAPITALIZATION OF PARENT AND ITS SUBSIDIARIES.

         (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, of which, as of March 1, 2000, 28,969,580 shares of Parent Common Stock are issued and outstanding and 10,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of March 1, 2000, 2,409,490 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants.

         (b) As of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent; (ii) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of Parent; (iii) no options or other rights to acquire from Parent or its subsidiaries and, no obligations of Parent or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent (other than pursuant to Parent's 1991 Employee Stock Incentive Plan and 1997 Stock Incentive Plan; and (iv) no equity equivalent interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively, "PARENT SECURITIES"). As of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Other than as provided herein, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

         (c) When delivered pursuant to this Agreement each share of Parent Common Stock issued in exchange for Shares will be fully paid, validly issued and outstanding and not subject to assessment or claim of right by any person claiming through Parent or Newco.

         SECTION 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Newco has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Newco and by Parent as the sole stockholder of Newco, and no other corporate proceedings on the part of Parent or Newco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Newco and constitutes a valid, legal and binding agreement of each of Parent and Newco enforceable against each of Parent and Newco in accordance with its terms, except as such enforcement may be limited by the Enforcement Exceptions.

         SECTION 3.4. SEC REPORTS; FINANCIAL STATEMENTS. Parent has filed all required forms, reports and documents (collectively, "PARENT SEC REPORTS") with the SEC, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of Parent (including the consolidated statements of income and cash flow) included in the Parent SEC Reports fairly present in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods indicated.

         SECTION 3.5. CONSENTS AND APPROVALS; NO VIOLATIONS.

         (a) Except for filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act and the filing and recordation of the Certificate of Merger as required by the DGCL and the CBCA, no filing with or notice to, and no material permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Newco of this Agreement or the consummation by Parent or Newco of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Parent.

         (b) Neither the execution, delivery and performance of this Agreement by Parent or Newco, nor the consummation by Parent or Newco of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provision of each of the certificate of incorporation or bylaws (or similar governing documents) of Parent and Newco or any of Parent's other subsidiaries,
(ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Newco or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Newco or any of Parent's other subsidiaries or any of their respective properties or assets which violation could have a Material Adverse Effect on Parent.

         SECTION 3.6. NO DEFAULT. None of Parent or any of its subsidiaries is in breach, default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a breach, default or violation) of any term, condition or provision of (a) its certificate of incorporation or bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not have a Material Adverse Effect on Parent.

         SECTION 3.7. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as reflected in the most recent financial statements of Parent included in the Parent SEC Reports, none of Parent or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), other than liabilities incurred in the ordinary course of business since September 30, 1999.

         SECTION 3.8. LITIGATION. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent threatened, against Parent or any of its subsidiaries or any of their respective properties or assets that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. None of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree that, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Parent or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

         SECTION 3.9. COMPLIANCE WITH APPLICABLE LAW. Parent and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PARENT PERMITS" Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not have a Material Adverse Effect on Parent. The businesses of Parent and its subsidiaries are not being conducted in violation of any law ordinance or regulation of any Governmental Entity except for violations that do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on Parent. No investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or, to the knowledge of Parent, threatened nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than in each case those that Parent reasonably believes will not have a Material Adverse Effect on Parent.

         SECTION 3.10. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Parent or Newco.

         SECTION 3.11. YEAR 2000. All Information Systems and Equipment of Parent and its subsidiaries are in all material respects Year 2000 Compliant.

         SECTION 3.12. ACCURACY OF INFORMATION. None of the representations or warranties or information provided and to be provided by Parent or Newco to the Company in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available by Parent or Newco to Company pursuant hereto were or will be complete and accurate records of such documents.

4.       ARTICLE IV
         COVENANTS


         SECTION 4.1. CONDUCT OF BUSINESS OF COMPANY. Except as contemplated by this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice, and, to the extent consistent therewith and with no less diligence and effort than would be applied in the absence of this Agreement, will seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, neither Company nor any of its subsidiaries will, without the prior written consent of Parent and Newco (which consent shall not be unreasonably withheld):

         (a) amend its charter or bylaws (or other similar governing instrument);

         (b) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance and sale of Shares pursuant to options previously granted under Company Plans or pursuant to previously granted warrants;

         (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of subsidiaries;

         (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

         (e) alter, through merger, liquidation, reorganization, restructuring or any other fashion, the corporate structure of ownership of any subsidiary;

         (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business consistent with past practices provided that notice is provided to Parent; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and except for obligations of subsidiaries of Company incurred in the ordinary course of business consistent with past practices provided that notice is provided to Parent; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice);
(iv) pledge or otherwise encumber shares of capital stock of Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax liens for Taxes not yet due and Liens incurred in the ordinary course of business securing borrowings permitted under clause (i) above);

         (g) except as set forth in Section 4.1 of the Company Disclosure Schedule or as may be required by law, enter into adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

         (h) except as set forth in Section 4.1 of the Company Disclosure Schedule, acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $50,000 in the aggregate, provided that none of the foregoing shall limit contracting for sale and sale of completed residences in the ordinary course of business consistent with past practices;

         (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

         (j) revalue in any material respect any of its assets, including without limitation writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

         (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the ordinary course of business consistent with past practice, that would be material to Company and its subsidiaries, taken as a whole; (iii) authorize any new capital expenditure or expenditures that individually is in excess of $50,000 or in the aggregate are in excess of $250,000 provided that none of the foregoing shall limit any capital expenditure required pursuant to existing Projects or other existing contracts in the ordinary course of business consistent with past practices;

         (l) make any tax election or settle or compromise any income tax liability material to Company and its subsidiaries taken as a whole;

         (m) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Company;

         (n) pay, or award any increases in, any salary, wages, vacation pay, sick pay, bonuses or other compensation except in the ordinary course of business consistent with past practice;

         (o) made any material change in the conduct of its business or operations, or take or omit to take any actions not in the ordinary course of business consistent with past practices;

         (p) enter into any transaction, agreement, arrangement or understanding with any affiliate of the Company, or amend or modify the terms of any existing agreement, arrangement or understanding with any affiliate of the Company;

         (q) enter into any transaction, agreement, arrangement or understanding, or take any other action, that would prevent the Merger from qualifying as a tax free reorganization; or

         (r) take or agree in writing or otherwise commit to take any of the actions described in Sections 4.1(a) through 4.1(q) or any action that would make any of the representations or warranties of Company contained in this Agreement materially untrue or incorrect.

         SECTION 4.2. PREPARATION OF FORM S-4 AND THE PROXY STATEMENT.

         (a) Parent shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (together with any amendments or supplements thereto, the "FORM S-4") with respect to the shares of the Parent Common Stock to be issued in the Merger. Parent and Company shall each use its reasonable best efforts to cause the Form S-4 to be declared effective as promptly as practical after such filing. Company and Parent shall each use their reasonable best efforts to have a joint proxy statement of Parent and of Company prepared by Parent and Company containing the information required by the Exchange Act (together with any amendments or supplements thereto, the "PROXY STATEMENT") promptly approved by the SEC under the provisions of the Exchange Act.

         (b) Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and Company shall furnish all information concerning Company and the holders of Shares as may be reasonably requested in connection with any such action.

         (c) (i) The information specifically designated as being supplied by Company for inclusion or incorporation by reference in the Form S-4 shall not, at the time the Form S-4 is declared effective or at the time the Proxy Statement is first mailed to holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

             (ii) The information specifically designated as being supplied by Company for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement is first mailed to holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

             (iii) If at any time prior to the Effective Time, any event or circumstance relating to Company, or its officers or directors, should be discovered by Company which should be set forth in an amendment to the Form S-4 or a supplement to the Proxy Statement, Company shall promptly inform Parent.

             (iv) All documents, if any, that Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (d) (i) The information specifically designated as being supplied by Parent for inclusion or incorporation by reference in the Form S-4 shall not, at the time the Form S-4 is declared effective or at the time the Proxy Statement is first mailed to holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

             (ii) The information specifically designated as being supplied by Parent for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement is first mailed to holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

             (iii) If at any time prior to the Effective Time, any event or circumstance relating to Parent, or its officers or directors, should be discovered by Parent which should be set forth in an amendment to the Form S-4 or a supplement to the Proxy Statement, Parent shall promptly inform Company.

             (iv) All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         SECTION 4.3. OTHER POTENTIAL ACQUIRERS.

         (a) Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (defined below Neither Company nor any of its affiliates shall, nor shall Company authorize or permit any of its or their respective officers, directors, employees, representatives (including, without limitation, any investment banker, attorney or accountant) or agents to, directly or indirectly, encourage, solicit, participate in or initiate any inquiries, discussions or negotiations with or provide any information or access to any person or group (other than Parent and Newco or any designees of Parent and Newco) concerning any Third Party Acquisition, or otherwise facilitate any effort or attempt to make or implement a Third Party Acquisition. Company shall promptly (within one business day of receipt) notify Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal; and shall keep Parent fully informed of the status and any material developments concerning the same.

         (b) Except as set forth in this Section 4.3(b), Company Board shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of outside legal counsel, that it is required to do so in order to comply with its fiduciary duties, Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal (defined below), but in each case only (i) after providing reasonable written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL"), advising Parent that Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and specifically stating that Company intends to approve or recommend such Superior Proposal in accordance with this
Section 4.3(b); and (ii) if Parent does not, within ten (10) business days of Parent's receipt of the Notice of Superior Proposal, make an offer that Company Board by a majority vote determines in its good faith judgment (based on the advice of a financial adviser of nationally recognized reputation) to be as favorable to Company's shareholders as such Superior Proposal; provided, however, that Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 6.1. Any disclosure that Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Section 4.3(b) provided that such disclosure states that no action will be taken by Company Board with respect to the withdrawal of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Third Party Acquisition, except in accordance with this Section 4.3(b).

         (c) "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Newco or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by a Third Party of more than twenty percent (20%) of the total assets of Company and its subsidiaries taken as a whole; (iii) the acquisition by a Third Party of ten percent (10%) or more of the outstanding Shares; (iv) the adoption by Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by Company or any of its subsidiaries of more than ten percent (10%) of the outstanding Shares; (vi) the acquisition by Company or any subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of Company or (vii) any similar merger, reorganization, share exchange, consolidation or similar transaction involving the equity interests of Company. A "SUPERIOR PROPOSAL" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than eighty percent (80%) of the Shares then outstanding or all of substantially all of the assets of the Company and otherwise on terms that Company Board by a majority vote determines in its good faith judgment (based on the written advice of a financial adviser of nationally recognized reputation) and after consultation with its outside counsel (A) to be more favorable to Company's shareholders than the Merger and (B) if accepted would be reasonably capable of being consummated.

         SECTION 4.4. COMFORT LETTERS.

         (a) Company shall use commercially reasonable efforts to cause Deloitte & Touche to deliver letters dated not more than five (5) days prior to the date on which the Form S-4 shall become effective and addressed to itself and Parent and their respective Boards of Directors in connection with financial statements and other information derived from financial records of the Company and its subsidiaries, in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4 and the Proxy Statement.

         (b) Parent shall use commercially reasonable efforts to cause Arthur Andersen LLP to deliver letters dated not more than five (5) days prior to the date on which the Form S-4 shall become effective and addressed to itself and Company and their respective Boards of Directors in connection with financial statements and other information derived from financial records of Parent, in form and substance reasonably satisfactory to Company and customary in scope and substance for agreed upon procedures letters delivered by independent accountants in connection with registration statements and proxy statements similar to the Form S-4 and the Proxy Statement.

         SECTION 4.5. MEETINGS OF SHAREHOLDERS. Company shall take all action necessary in accordance with the CBCA and its charter and bylaws to duly call, give notice of, convene, and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The shareholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the CBCA and Company's certificate of incorporation and bylaws. Company will, through its Board of Directors, recommend to its shareholders approval of such matters subject to the provisions of Section 4.3(b) and their fiduciary duties to shareholders under applicable law.

         SECTION 4.6. NYSE LISTING. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

         SECTION 4.7. ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) Between the date hereof and the Effective Time, Company will give Parent and its authorized representatives, reasonable access to all employees, plants, offices, and other facilities and to all books and records of itself and its subsidiaries; will permit Parent to make such inspections as Parent may reasonably require; and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as Parent may from time to time reasonably request.

         (b) Between the date hereof and the Effective Time, Company shall furnish to Parent, as soon as available (but no later than twenty days) after the end of each calendar month (commencing with February, 2000), an unaudited balance sheet of Company as of the end of such month, and the related statements of earnings, shareholders' equity (deficit); and, as soon as available (but no later than thirty days) after the end of each calendar quarter, a statement of cash flows for the quarter then ended each, prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by Company with respect to its monthly and quarterly financial statements. All the foregoing shall be in accordance with the books and records of Company and shall fairly present its financial position (taking into account the differences between the monthly and quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

         (c) Parent and Company agree that, except as otherwise required by law, for a period of two years from the date hereof (regardless of whether the transactions contemplated hereby are consummated) each will hold, and will cause its directors, officers, employees, affiliates, consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of the other party in connection with the transactions contemplated by this Agreement ("CONFIDENTIAL MATERIAL"). Each party agrees that it will use the Confidential Material solely for the purpose of the transactions contemplated by this Agreement and it will not use the Confidential Material in any way detrimental to the other party. In the event that either party is requested in any proceeding to disclose any Confidential Material, such party shall give the other party prompt notice prior to disclosure of any Confidential Material so that the other party may seek an appropriate protective order. If, in the absence of a protective order, a party is nonetheless compelled to disclose Confidential Material, such party may disclose such information without liability hereunder; provided, however, that such party will give the other party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the request of and at the expense of such other party, such party will use commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information. The term "Confidential Material" shall not include information which was or becomes generally available on a non-confidential basis; provided that the source of such information was not bound by a confidentiality agreement or this Section 4.7.

         SECTION 4.8. ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Proxy Statement and the Form S-4, any filings that may be required under the HSR Act and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any adverse legal proceeding relating to the Merger and (iv) executing any additional instruments necessary to consummate the transactions contemplated hereby. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

         SECTION 4.9. PUBLIC ANNOUNCEMENTS. Parent, Newco and Company, as the case may be, will use commercially reasonable efforts to consult with and obtain the approval of one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or the rules of any applicable securities exchange or national market system as reasonably determined by Parent, Newco or Company, as the case may be.

         SECTION 4.10. NOTIFICATION OF CERTAIN MATTERS. Company shall give prompt notice to Parent and Newco and Parent and Newco shall give prompt notice to Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of Company, Parent or Newco, as the case may be, to comply with or satisfy any covenant condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 4.11. AFFILIATES. Parent shall not be required to maintain the effectiveness of the Form S-4 beyond the minimum period necessary to consummate the Merger in compliance with the Securities Act.

         SECTION 4.12. LOCK-UP LETTER AGREEMENT. Concurrently with or prior to the consummation of the transactions contemplated by this Agreement, (i) George
S. Writer, Jr. and Daniel J. Nickless (and any holder of Shares beneficially owned by either of them) shall enter into a lock-up letter agreement with Parent, substantially in the form attached hereto as Exhibit D (the "LOCK UP AGREEMENT"), providing, among other things, that without the prior written consent of Parent the shares of Parent Common Stock issued to such persons in the Merger will not be sold until the first anniversary of the Closing Date; and
(ii) each of the other members of the Management Group (and any holder of Shares beneficially owned by any of them) shall enter into a Lock Up Agreement, providing, among other things, that without the prior written consent of Parent the shares of Parent Common Stock issued in the Merger to such persons shall not be sold until one hundred and twenty (120) days after the Closing Date.

         SECTION 4.13. INDEMNIFICATION AND INSURANCE.

         (a) All rights to indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, employees or agents of Company and its subsidiaries (the "INDEMNIFIED Parties") as provided in their respective certificates of incorporation or bylaws (or comparable charter or organizational documents) or applicable law shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years from the Effective Time, provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims, and provided further that in no event shall the Surviving Corporation be obligated to provide indemnification under this Section 4.13(a) in excess of the indemnification Company is required to provide under its certificate of incorporation or bylaws as in effect on the date hereof.

         (b) Parent will cause to be maintained, for a period of three years from the Effective Time, Company's current directors' and officers' insurance and indemnification policy ("COMPANY D&O INSURANCE") covering those persons who are currently covered by Company D&O Insurance to the extent that it provides coverage for events occurring prior to or at the Effective Time (through the continuation or endorsement of the policy for Company D&O Insurance or the purchase of a tail-end rider), provided, that Parent may, in lieu of maintaining such existing Company D&O Insurance, cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms thereof are substantially similar to those of the existing Company D&O Insurance. If the existing Company D&O Insurance expires, is terminated or cancelled or is not available during such three-year period, Parent will use all commercially reasonable efforts to cause to be obtained as much Company D&O Insurance as can be obtained for the remainder of such period.

         (c) Any Indemnified Party wishing to claim indemnification under subparagraph (a) of this Section 4.13, upon learning of the claim, action, suit, proceeding or investigation as to which indemnification is sought, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Surviving Corporation or for an Indemnified Party advises in good faith that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain separate counsel satisfactory to the Indemnified Party, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, provided that the Surviving Corporation will not be required to pay fees and expenses of more than one separate counsel for all the Indemnified Parties with respect to any matter or group of related matters. Notwithstanding and in addition to the foregoing, any Indemnified Party may retain separate counsel and participate in such claim at such Indemnified Party's sole cost and expense, provided that the Surviving Corporation shall have sole control of the defense of such claim, and all negotiations for the compromise or settlement thereof.

         (d) The Company hereby assigns to the Surviving Corporation, effective at Closing and thereafter, all proceeds under its insurance policies listed in
Section 2.18(a) of the Company Disclosure Schedule.

         SECTION 4.14 USE OF WRITER NAME.

         (a) The Surviving Corporation shall operate under the name "The Writer Corporation" (the "WRITER NAME") until at least the earlier to occur of (i) the date on which the employment of George S. Writer, Jr. with the Surviving Corporation is terminated, and (ii) the fifth anniversary of the Effective Date. Notwithstanding the foregoing, the Surviving Corporation shall be entitled to discontinue use of the Writer Name should Mr. Writer engage in any conduct, act or omission which the board of directors of the Surviving Corporation reasonably determines has an adverse effect on the public image, reputation or goodwill of the Writer Name. Mr. Writer in his discretion may require the Surviving Corporation to discontinue use of the Writer Name in the event of a Change in Control of Parent. Except as set forth herein, the Surviving Corporation shall acquire all rights, title and interest in the Writer Name free and clear of any Liens.

         (b) "CHANGE IN CONTROL OF PARENT" means and shall be deemed to occur if any of the following events occur:

                  (i) Any person, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, Parent or its subsidiaries, or any employee stock ownership or other employee benefit plan of Parent or its subsidiaries) ("EXCHANGE ACT PERSON") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of Parent's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of Parent (the "INCUMBENT Board") cease for any reason to constitute at least a majority of the Board of Directors of Parent, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Parent's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; or (iii) Consummation by Parent of the sale or other disposition by Parent of all or substantially all of Parent's assets or a merger, consolidation or other reorganization of Parent with any other person, corporation or other entity, other than:

                           (A) a merger, consolidation or reorganization that would result in the voting securities of Parent outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Exchange Act Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of Parent, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of Parent or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

                           (B) a merger, consolidation or other reorganization effected to implement a recapitalization or reincorporation of Parent (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of Parent or its successor; or

                  (iv) Approval by the stockholders of Parent or an order by a court of competent jurisdiction of a plan of liquidation of Parent.

         SECTION 4.15 AGREEMENT OF MANAGEMENT GROUP. Company shall use its best efforts to cause each officer, director and 15% or greater shareholder of Company (collectively, the "MANAGEMENT GROUP"), who in the aggregate shall hold more than 48% of the outstanding Shares, to execute and deliver to Parent at or before the execution of this Agreement an agreement substantially in the form attached hereto as Exhibit C (the "MANAGEMENT MEMBER AGREEMENT") (i) approving and authorizing the Merger, (ii) agreeing to vote, and granting Parent (or its assigns) an irrevocable proxy to enable Parent (or such assign) to vote, in favor of the Merger in any vote of Company's shareholders on such matter, and
(iii) agreeing to adjust the number of Cash Election Shares held by such member, in the same proportion as other members of the Management Group, to the extent necessary to allow each shareholder of Company that is not a member of the Management Group to receive cash for all Cash Election Shares held by such shareholder, or as close as possible to all cash, provided that in no event shall the Aggregate Cash Consideration exceed 50% of the Aggregate Merger Consideration.

         SECTION 4.16 CONSENTS. Company shall use its best efforts prior to Closing to obtain all consents and approvals listed in Section 2.5(b) of the Company Disclosure Schedule as may be required, pursuant to the terms of the Contracts listed on Section 2.17 of the Company Disclosure Schedule or otherwise, to consummate the transactions contemplated by this Agreement and to enable Surviving Corporation to continue the operations of the Company following the Closing substantially as such operations are conducted at the date hereof.

         SECTION 4.17 SEC REPORTS. From the date hereof until Closing, Company will file all required forms, reports and documents with the SEC and will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents are filed. None of such forms, reports and documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, will contain when filed any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The financial statements of Company (including the consolidated statements of income and cash flow) included in such forms, reports and documents will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC promulgated under the Exchange Act and will have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited interim financial statements, the exceptions permitted by Form 10-Q under the Exchange Act).

         SECTION 4.18 TAXES. Company covenants that it will file all Tax Returns applicable to its 1999 fiscal year on or before May 31, 2000.

         SECTION 4.19 TERMINATION OF PROFIT SHARING PLAN. Company shall terminate or cause to be terminated The Writer Corporation 401(i) Profit Sharing Plan prior to the date on which Company and/or its subsidiaries and ERISA Affiliates become member of a "controlled group" with or under "common control" with Parent as such terms are defined in Section 414(b) and 414(c) of the Code. Company employees employed by the Surviving Corporation will be credited for time employed at Company for purposes of participation and vesting in the Standard Pacific Retirement and Savings Plan.

         SECTION 4.20 TERMINATION OF NONQUALIFIED PROFIT SHARING PLAN. Company shall terminate or cause to be terminated the Company Nonqualified Profit Sharing Plan effective as of December 31, 1999, except for the obligation to pay amounts accrued and unpaid as of December 31, 1999.

5.       ARTICLE V
         CONDITIONS TO CONSUMMATION OF THE MERGER


         SECTION 5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) this Agreement and any other matters submitted for the purpose of approving the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Company;

         (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the Merger or which would prohibit or limit the Surviving Corporation from exercising all rights and privileges pertaining to its ownership or operation of the assets and business of Company taken as a whole;

         (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired; and

         (d) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order that remains in effect, and no proceeding seeking such an order shall be pending or threatened, and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger.

         SECTION 5.2. CONDITIONS TO THE OBLIGATIONS OF COMPANY. The obligation of Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) the representations of Parent and Newco contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations expressly related to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, Parent and Newco shall have delivered to Company a certificate to that effect;

         (b) each of the covenants and obligations of Parent and Newco to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed at or before the Effective Time and, at the Closing, Parent and Newco shall have delivered to Company a certificate to that effect;

         (c) the shares of Parent Common Stock issuable to Company shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

         (d) Company shall have received the opinion of legal counsel to Parent as to the matters reasonably agreed upon by the parties;

         (e) Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Company, individually or in the aggregate, have a Material Adverse Effect on Parent;

         (f) the average price of Parent's common stock over the Valuation Period shall be no less than $8.25 per share;

         (g) the Surviving Corporation shall have executed and delivered at the Closing, each dated the Closing Date, an employment agreement substantially in the form attached hereto as Exhibit E with George S. Writer, Jr., and an employment agreement substantially in the form attached hereto as Exhibit F with Daniel J. Nickless;

         (h) Company shall have received an opinion from its outside tax counsel to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, dated the Closing Date, which opinion may be based upon reasonable representations of fact provided by officers of Parent and Company; and

         (i) there shall have been no events, changes or effects with respect to Parent or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Parent.

         SECTION 5.3. CONDITIONS TO THE OBLIGATIONS OF PARENT AND NEWCO. The respective obligations of Parent and Newco to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) the representations of Company contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations expressly related to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, Company shall have delivered to Parent and Newco a certificate to that effect;

         (b) each of the covenants and obligations of Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed at or before the Effective Time and, at the Closing, Company shall have delivered to Parent and Newco a certificate to that effect;

         (c) Parent shall have received from each member of the Management Group an executed copy of the lock-up letter referred to in Section 4.12 substantially in the form attached hereto as Exhibit D;

         (d) the shares of Parent Common Stock issuable to Company shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

         (e) Parent shall have received the opinion of legal counsel to Company as to the matters reasonably agreed upon by the parties;

         (f) Company shall have obtained the consent or approval of each person in form reasonably satisfactory to Parent, whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation right or interest of Company or any subsidiary of Company under any other agreement or instrument, except for those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on Company;

         (g) Parent shall have received an opinion from its outside tax counsel or accountants to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, dated the Closing Date, which opinion may be based upon reasonable representations of fact provided by officers of Parent and Company;

         (h) the aggregate number of Dissenting Shares shall not exceed 5% of the total number of Shares;

         (i) all proceedings to be taken by or on behalf of Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received copies of all such documents and other evidences as Parent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith;

         (j) Parent shall have received at or before execution of this Agreement from each member of the Management Group an agreement substantially in the form attached hereto as Exhibit C;

         (k) as of the date of execution of this Agreement, in the aggregate the Management Group shall have the right to vote Shares representing more than forty-eight percent (48%) of the combined voting power of the outstanding Shares;

         (l) the average price of Parent's common stock over the Valuation Period shall be no greater than $15.75 per share;

         (m) there shall have been no events, changes or effects with respect to Company or its subsidiaries which could or which could reasonably be expected to
(i) materially impair the ability of Company to consummate the transactions contemplated hereby or (ii) when considered in the aggregate with breaches of representations (ignoring for the purposes of this clause any qualifications by Material Adverse Effect or otherwise by material adversity and any materiality qualification or words or similar import contained in such representations or warranties), result in a Material Adverse Effect on Company;

         (n) George S. Writer, Jr. shall have executed and delivered at the Closing an employment agreement, dated the Closing Date, substantially in the form attached hereto as Exhibit E, and Daniel J. Nickless shall have executed and delivered at the Closing an employment agreement, dated the Closing Date, substantially in the form attached hereto as Exhibit F;

         (o) The Company's Series 1993 A Convertible Unsecured Promissory Notes shall be prepaid by Parent at Closing, and shall not have been converted prior to Closing;

         (p) Newco shall have received title insurance policies, endorsements to existing title insurance policies held by Company, or unconditional commitments to issue such title policies or endorsements (subject to Newco's payment of the premiums therefor) in form and substance satisfactory to Parent, from title insurance companies approved by Parent, indicating that fee ownership of all Fee Real Property is vested in Newco; and

         (q) the opinion from Company Financial Advisor referred to in Section
2.25 shall not have been modified or withdrawn and a copy of the written opinion shall have been delivered to Parent.

6.       ARTICLE VI
         TERMINATION; AMENDMENT; WAIVER


         SECTION 6.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the shareholders of Company:

         (a) by mutual written consent of Parent, Newco and Company;

         (b) by Parent and Newco or Company if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable,
(ii) the Merger has not been consummated by August 31, 2000, or (iii) a condition to the obligation of either party to close the transaction becomes impossible to fulfill and the party or parties in whose favor the condition exists has not waived the condition after fifteen (15) days written notice from the other party; provided that no party may terminate this Agreement pursuant to clauses (ii) or (iii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date or the condition not met;

         (c) by Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Newco set forth in this Agreement or if any representation or warranty of Parent or Newco shall have become untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within twenty (20) business days after notice by Company thereof except for any breach or inaccuracies that, individually or in the aggregate, have not had, and would not reasonably be expected to have a Material Adverse Effect on Parent, (ii) there shall have been a breach by Parent or Newco of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Newco, as the case may be, has not cured such breach within twenty (20) business days after notice by Company thereof, or (iii) the Company Board has received a Superior Proposal and has complied with the provisions of Section 4.3(b) and concurrently complies with the provisions
Section 6.3; provided that Company may not terminate this Agreement pursuant to clauses (i) or (ii) if Company has breached any of its obligations hereunder in any material respect; or

         (d) by Parent and Newco if (i) there shall have been a breach of any representation or warranty on the part of Company set forth in this Agreement or if any representation or warranty of Company shall have become untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within twenty (20) business days after notice by Parent or Newco thereof except for any breach or inaccuracies that individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect on Company; (ii) there shall have been a breach by Company of its covenants or agreements hereunder having a Material Adverse Effect on Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and Company has not cured such breach within twenty (20) business days after notice by Parent or Newco thereof; (iii) the Company Board shall have recommended to Company's shareholders a Superior Proposal; (iv) the Company Board shall have withdrawn or materially weakened its recommendation of this Agreement or the Merger, provided that neither Parent nor Newco may terminate this Agreement pursuant to clauses (i) or (ii) if either Parent or Newco has breached any of its obligations hereunder in any material respect.

         SECTION 6.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 6.2 and Sections 4.7 and 6.3. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 6.3 FEES AND EXPENSES.

         (a) If this Agreement is terminated pursuant to Section 6.1(c)(iii) or
Section 6.1(d)(i), (ii), (iii) or (iv), then Parent and Newco will suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Newco for such damages, and in recognition of the time, efforts and expenses incurred by Parent with respect to Company and the opportunity that the Merger represents to Parent, Company shall pay to Parent the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) as liquidated damages immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages, plus Parent's out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, provided, however, that in the event of a termination pursuant to Section 6.1(d)(i) or (ii), if the breach of representation or warranty or covenant first occurs (i.e. in the case of a breach of representation or warranty, such representation or warranty first becomes inaccurate) after the date of this Agreement for reasons wholly outside of the control of Company, then Company shall not be required to pay the foregoing liquidated damages but shall be required to pay to Parent the amount of Parent's out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement. It is specifically acknowledged that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty, and that the agreements contained in this Section 6.3(a) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Newco would not enter into this Agreement.

         (b) The liquidated damages and expense reimbursement payable pursuant to Section 6.3(a) shall be paid within one business day after the first to occur of the events described therein.

         (c) Except as otherwise provided in this Section 6.3, above, each of the parties hereto shall bear its own costs and expenses.

         (d) Company expressly acknowledges that the amount of the liquidated damages is reasonable and that Company has received advice of counsel with respect to the reasonableness thereof. If, however, the amount of the liquidated damages is determined by a court or tribunal of competent jurisdiction to be excessive, thereby rendering the provisions of this Agreement requiring payment of the liquidated damages to be unenforceable, it is the intent of the parties that the amount of the liquidated damages shall be judicially reformed and interpreted to reduce such liquidated damages to the minimum extent necessary, but only to the minimum extent necessary, to cause the provisions of this Agreement requiring payment of the liquidated damages to thereby become enforceable.

         SECTION 6.4 AMENDMENT. This Agreement may be amended by action taken by Company, Parent and Newco at any time before or after approval of the Merger by the shareholders of Company but after any such approval no amendment shall be made which requires the approval of such shareholders under applicable law without such approval. This Agreement (including the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of all the parties hereto.

         SECTION 6.5 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

7.       ARTICLE VII
         MISCELLANEOUS


         SECTION 7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall terminate upon the Effective Time or upon the termination of this Agreement pursuant to Article VI above. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

         SECTION 7.2. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral and all contemporaneous oral agreements and understandings between the parties with respect to the subject matter hereof (including, without limitation, that certain letter agreement between Company and Parent dated January 28, 2000), and
(b) shall not be assigned by operation of law or otherwise; provided, however, that Newco may assign any or all of its rights and obligations under this Agreement to any subsidiary of Parent, but no such assignment shall relieve Newco of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 7.3. VALIDITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         SECTION 7.4. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) business days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 7.4:

                if to Parent or Newco:       Standard Pacific Corp.
                                             15326 Alton Parkway
                                             Irvine, California 92618
                                             Facsimile: (949) 789-1609
                                             Attention: Clay A. Halvorsen
                  with a copy to:     Gibson, Dunn & Crutcher LLP
                                      4 Park Plaza
                                      Irvine, California 92614
                                      Facsimile: (949) 451-4220
                                      Attention: Leonard J. McGill

                  if to Company to:   The Writer Corporation
                                      6061 S. Willow Drive, #232
                                      Englewood, CO  80111
                                      Facsimile:  (303) 779-1199
                                      Attention:  George S. Writer, Jr.

                  with a copy to:     Clanahan, Tanner, Downing and Knowlton, PC
                                      730 Seventeenth Street, Suite 500
                                      Denver, Colorado 80202-3580
                                      Facsimile: (720) 359-9501
                                      Attention:  Brian D. Fitzgerald

         SECTION 7.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

         SECTION 7.6. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 7.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as provided in Section 7.2, nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.8. CERTAIN DEFINITIONS. For the purposes of this Agreement the term:

         (a) "AFFILIATE" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

         (b) "BUSINESS DAY" means any day other than a day on which the NYSE is closed;

         (c) "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

         (d) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

         (e) "SUBSIDIARY" or "SUBSIDIARIES" of Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. Notwithstanding the foregoing, subsidiaries of the Company shall be deemed to include WRT Financial L.P.

         SECTION 7.9. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations, to the granting by any court of the remedy of specific performance of its obligations hereunder, and to the waiver of any bond requirement that might otherwise be imposed upon the party seeking such injunctive relief; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 6.3 it shall not be entitled to specific performance to compel the consummation of the Merger.

         SECTION 7.10. CONSTRUCTION DEFECTS. Notwithstanding anything contained elsewhere herein, the Company shall indemnify and hold harmless Parent and Newco against any and all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including attorneys' fees) relating to or arising out of the construction or sale of homes built or delivered by the Company prior to Closing. The terms of this Section 7.10 shall survive the Closing.

         SECTION 7.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                              STANDARD PACIFIC CORP., a Delaware
                              corporation


                              By: /s/ Stephen J. Scarborough
                                 ----------------------------------------------
                              Name:  Stephen J. Scarborough
                                   --------------------------------------------
                              Title: CEO and President
                                    -------------------------------------------


                              By: /s/ Andrew H. Parnes
                                 ----------------------------------------------
                              Name:  Andrew H. Parnes
                                   --------------------------------------------
                              Title: Vice President - Finance
                                    -------------------------------------------


                              TWC ACQUISITION CORP., a Delaware
                              corporation


                              By: /s/ Stephen J. Scarborough
                                 ----------------------------------------------
                              Name:  Stephen J. Scarborough
                                   --------------------------------------------
                              Title: CEO and President
                                    -------------------------------------------


                              By: /s/ Andrew H. Parnes
                                 ----------------------------------------------
                              Name:  Andrew H. Parnes
                                   --------------------------------------------
                              Title: Treasurer
                                    -------------------------------------------


                              THE WRITER CORPORATION, a Colorado
                              corporation


                              By: /s/ George S. Writer, Jr.
                                 ----------------------------------------------
                              Name:  George S. Writer, Jr.
                                   --------------------------------------------
                              Title: Chairman of the Board
                                    -------------------------------------------

                              By: /s/ Daniel J. Nickless
                                 ----------------------------------------------
                              Name:  Daniel J. Nickless
                                   --------------------------------------------
                              Title: President
                                    -------------------------------------------

                                                                     EXHIBIT A-1


                                     FORM OF

                              CERTIFICATE OF MERGER
                                       OF

                             THE WRITER CORPORATION
                            (A COLORADO CORPORATION)

                                  WITH AND INTO

                              TWC ACQUISITION CORP.
                            (A DELAWARE CORPORATION)


                        UNDER SECTION 252 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


    The undersigned corporation, TWC Acquisition Corp., hereby certifies that:


FIRST: The name and state of incorporation of each of the constituent corporations is:

                  The Writer Corporation, a Colorado corporation ("the Disappearing Corporation"), and

                  TWC Acquisition Corp., a Delaware corporation (the "Surviving Corporation").

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of
         Section 252 of the Delaware General Corporation Law, to wit, by The Writer Corporation in accordance with the laws of the State of its incorporation and by TWC Acquisition Corp. in the same manner as is provided in Section 251 of the Delaware General Corporation Law.

THIRD: The name of the surviving corporation of the merger is The Writer Corporation.

FOURTH: Upon the effectiveness of the merger, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of TWC Acquisition Corp., provided that Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:

         "The name of the corporation is The Writer Corporation."

FIFTH:   The Surviving Corporation is a corporation of the State of Delaware.

SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at: ___________________

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of The Writer Corporation or TWC Acquisition Corp.

EIGHTH: The authorized capital stock of The Writer Corporation is 10,000 shares of common stock, $0.10 par value per share.

         IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of TWC Acquisition Corp. as its authorized officer.

Dated:
      ------------------


                             TWC Acquisition Corp.,
                             a Delaware corporation


                             By:
                                ----------------------------------------
                             Name:
                             Title:

                                                                       EXHIBIT B

                               ARTICLES OF MERGER

                                       OF

                             THE WRITER CORPORATION

                                  WITH AND INTO

                              TWC ACQUISITION CORP.


         These ARTICLES OF MERGER (these "Articles") are executed this _____ day of ______________, 2000, pursuant to Sections 7-111-103, 7-111-105 and 7-111-107 and other applicable provisions of the Colorado Business Corporation Act, by The Writer Corporation, a Colorado corporation ("Writer") and TWC Acquisition Corp., a Delaware corporation ("TWC"). Writer and TWC do hereby submit the following Articles of Merger and certify that:

1. The name and state of incorporation of each of the constituent corporations is as follows:

         (a)   The Writer Corporation, a Colorado corporation ("Writer"); and
         (b)   TWC Acquisition Corp., a Delaware corporation ("TWC").

         2. The Agreement And Plan Of Merger dated as of April __, 2000 among Standard Pacific Corp., The Writer Corporation and TWC Acquisition Corp. (the "Agreement and Plan of Merger") as approved by the Boards of Directors of both Writer and TWC is attached hereto as Exhibit A.

         3. The number of votes cast for the Agreement and Plan of Merger by the shareholders of each of Writer and TWC were sufficient for approval.

         4. The address of the principal office of the surviving corporation is:

                    c/o Standard Pacific Corp.
                    15326 Alton Parkway
                    Irvine, California 92618
                    Attention:  Mr. Clay A. Halvorsen

         5. The effective date of the merger shall be ______________________, 2000.

         IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger this _____ day of ________________, 2000.

The Writer Corporation                      TWC Acquisition Corp.



By:                                         By:
   ------------------------                    ------------------------

Name:                                       Name:
     ----------------------                      ----------------------

Title:                                      Title:
      ---------------------                       ---------------------

                                    Exhibit C
                                       To
                                Merger Agreement

           FORM OF MANAGEMENT MEMBER VOTING AGREEMENT AND IRREVOCABLE
                                      PROXY


         THIS MANAGEMENT MEMBER VOTING AGREEMENT AND IRREVOCABLE PROXY (this "AGREEMENT") is made and entered into as of April ___, 2000 (the "EFFECTIVE DATE") by and among the appointee selected as set forth in Section 7.1 (the "APPOINTEE"), in his or her capacity as Secretary of Standard Pacific Corp., a Delaware corporation ("STANDARD PACIFIC"), and the undersigned stockholder (the "STOCKHOLDER") of The Writer Corporation, a Colorado corporation (the "COMPANY").

         A. On the Effective Date, the Stockholder is the owner of ________ shares (the "SHARES") of common stock of the Company, par value $0.10 per share (the "COMMON STOCK");

         B. Concurrent herewith, the Company, Standard Pacific, and TWC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Standard Pacific ("ACQUISITION"), have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended or modified in accordance with its terms, the "MERGER AGREEMENT") pursuant to which the Company will merge into Acquisition, with Acquisition as the surviving corporation (the "MERGER");

         C. It is a condition to Standard Pacific and Acquisition entering into the Merger Agreement that the Stockholder enter into this Agreement.

         NOW, THEREFORE, to induce Standard Pacific and Acquisition to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. All terms not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

         2. VOTING.

         2.1 Irrevocable Proxy.

         (a) Pursuant to Section 7-107-203 of the Colorado Business Corporation Act, the Stockholder hereby constitutes and appoints the Appointee for the Term (as hereinafter defined) to act, with full power of substitution, as the Stockholder's true and lawful proxy and attorney-in-fact to vote at any and all meetings of the stockholders of the Company, whether annual or special, and at any adjournment or adjournments or postponements of any such meetings, and to execute and deliver any written consent in respect of, all voting securities of the Company which the Stockholder beneficially owns or has a right to vote as of the date of any such meeting or written consent, in the manner and for the purposes set forth in this Agreement.

         (b) THE PROXY AND POWER OF ATTORNEY GRANTED HEREIN SHALL BE IRREVOCABLE DURING THE TERM, SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE PROXY. The proxy and power of attorney granted herein shall revoke all prior proxies granted by the Stockholder, which in any way conflicts herewith. The vote of the Appointee shall control in any conflict between the Appointee's vote of any voting securities of the Company and a vote by the Stockholder of such securities. The Stockholder shall not grant any proxy or power of attorney to any person which conflicts with the proxy and power granted herein, and any attempt to do so shall be null and void.

         (c) The power of attorney granted herein is a durable power of attorney and shall survive the disability or incompetence of the Stockholder.

         (d) The proxy granted herein shall remain in full force and effect and be enforceable against any donee, transferee or assignee of the Shares.

         (e) The matters upon which the Appointee may vote as proxy holder are:

                  (i) all matters upon which stockholders of the Company would be entitled to vote in connection with the Merger, the Merger Agreement and the transactions contemplated thereby, and

                  (ii) all matters proposed by persons or entities not affiliated with Standard Pacific (each, an "ALTERNATIVE PROPOSAL") upon which stockholders of the Company would be entitled to vote in connection with any proposal:

                       (A) (1) to change the persons who constitute the Board of Directors of the Company as of the date hereof, (2) to change the present capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws, (3) to undertake any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and any Third Party, (4) to undertake a sale, lease, transfer or disposition of any assets of the Company outside the ordinary course of business, or any assets that are material to its business whether or not in the ordinary course of business, or a reorganization, recapitalization, dissolution or liquidation of the Company, (5) to undertake any material change in the Company's corporate structure or affecting its business, or (6) to undertake any other action that is intended, or could reasonably be expected, to impede, interfere with, frustrate, postpone, nullify, delay, postpone or materially adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, or any of the transactions contemplated by this Agreement or would reasonably be likely to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, or

                       (B) for any Third Party Acquisition.

         2.2 Voting Agreement.

         (a) If the proxy and power of attorney described in Section 2.1 is for any reason invalidated or unenforceable, then at any meeting of the stockholders of the Company, however called, or any postponement thereof, in any action by written consent of the stockholders of the Company, or in any other circumstances upon which a vote, consent or approval of the stockholders of the Company with respect to the Merger or Merger Agreement, or the transactions contemplated thereby or Alternative Proposals is sought, the Stockholder shall vote (or cause to be voted) the Shares and all other voting securities of the Company that the Stockholder may own or have the right to vote as of the date of such vote as follows:

                  (i) in favor of the Merger, the adoption of the Merger Agreement, other matters relating to the approval of the terms of the Merger or the Merger Agreement and each or any of the transactions contemplated thereby; and

                  (ii) against any Alternative Proposal.

         (b) This Agreement shall be considered a Voting Agreement pursuant to the provisions of Section 7-107-302 of the Colorado Business Corporation Act.

         3. ELECTION OF MERGER CONSIDERATION

         3.1 Right to Election. The Stockholder shall have the right to elect the merger consideration to be received by the Stockholder for his or her Common Stock as set forth in Section 1.8 of the Merger Agreement.

         3.2 Adjustments. Notwithstanding the provisions of Section 3.1, should the Aggregate Cash Consideration exceed the Maximum Cash Election Amount, a proportionate adjustment shall be made in the cash component of the Stockholder's Merger Consideration on a consistent basis, sufficient such that the Aggregate Cash Consideration shall equal 50% of the Aggregate Merger Consideration, or as close as possible to, without being greater than, 50% of the Aggregate Merger Consideration.

         4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to the Appointee, Standard Pacific and Acquisition as follows:

         (a) the Stockholder is the record and beneficial owner of the Shares and has the sole right to vote such Shares as set forth herein;

         (b) the Stockholder does not own, have the right to acquire or have the right to vote any other voting securities of the Company;

         (c) the Stockholder has the full legal right, capacity, power and authority to enter into and perform all of its obligations under this Agreement, including without limitation to appoint the Appointee as its proxyholder and to vote the Shares as set forth in this Agreement, with no limitations, qualifications or restrictions on such rights;

         (d) the execution and delivery of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, stockholders' agreement, voting trust or proxy agreement;

         (e) this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder, enforceable in accordance with its terms;

         (f) no consent or approval of or filing with any governmental or other regulatory body is required for the Stockholder to enter into or perform all of its obligations under this Agreement; and

         (g) the Stockholder understands and acknowledges that Standard Pacific and Acquisition are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

         5. COVENANTS OF THE STOCKHOLDER.

         While this Agreement is in effect, without the prior written consent of Standard Pacific, the Stockholder:

         (a) shall not directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, pledge, short sale, grant of an option to purchase or other disposition of any Shares or other securities of the Company that the Stockholder may own or have the right to acquire or vote, or securities convertible, exchangeable or exercisable for Common Stock or derivatives of Common Stock or rights to acquire Common Stock, or request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any such interests; or

         (b) shall not take any action inconsistent with the purposes and provisions contained in this Agreement, or

         (c) to the extent the following acts or omissions in connection with a Third Party Acquisition are made to the undersigned as a stockholder of the
Company: (i) shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition, (ii) shall not, directly or indirectly, encourage, solicit, participate in or initiate any inquiries, discussions or negotiations with or provide any information or access to any person or group (other than Standard Pacific and Acquisition or any designees of Standard Pacific and Acquisition) concerning any Third Party Acquisition, including, without limitation, through any investment banker, attorney or accountant, or other agents, or otherwise facilitate any effort or attempt to make or implement a Third Party Acquisition, (iii) shall promptly (within one business day of receipt) notify Standard Pacific if the Stockholder receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall keep Standard Pacific fully informed of the status and any material developments concerning the same.

         Notwithstanding the foregoing, no provision of this Agreement shall limit or otherwise restrict the Stockholder with respect to any act or omission that the Stockholder determines in his or her good faith judgment, in his or her capacity as a director of the Company, after consultation with and based upon the advice of legal counsel, that he or she is required to do in order to comply with his or her fiduciary duties with respect to matters presented to the Board of Directors of the Company.

         6. TERMINATION. The term of this Agreement (the "TERM") shall commence on the Effective Date and terminate upon the earlier to occur of (a) the effective date of the Merger, and (b) the termination of the Merger Agreement in accordance with its terms.

         7. THE APPOINTEE.

         7.1 Appointment and Vacancies. The Appointee shall be the Secretary of Standard Pacific. In the case of resignation, death, or disability of the Appointee, the vacancy shall be filled by the person succeeding the Appointee as Secretary of Standard Pacific. If the Appointee is no longer the Secretary of Standard Pacific, the Appointee shall resign effective immediately.

         7.2 Compensation. The Appointee shall not be entitled to any compensation for his or her services.

         7.3 Appointee's Liability. The Stockholder shall not bring any action or proceeding against the Appointee in his or her capacity as the Shareholder's proxy holder or attorney-in-fact or for any actions taken pursuant to and consistent with this Agreement.

         8. MISCELLANEOUS.

         8.1 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         8.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.3 Notices. Any notice required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally to the party to whom notice is to be given (or to the appropriate address below), or on the third day after mailing if mailed to the party to whom notice is to be given by certified or registered mail, return receipt requested, postage prepaid, or by courier, if to the Stockholder at the address set forth on the books and records of the Company for the Stockholder, and if to the Appointee, Standard Pacific or Acquisition at the principal corporate offices of Standard Pacific.

         8.4 Governing Law: Enforceability: Validity. This Agreement shall be governed in all respects by the internal laws of the State of Colorado and shall be specifically enforceable in any court of competent jurisdiction in Colorado in accordance with its terms against each of the parties hereto. The Stockholder hereby irrevocably submits to the jurisdiction of the courts of the State of Colorado or the United States Federal Courts sitting therein, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement. The Stockholder irrevocably consents to the service of any and all process in any action or proceeding relating hereto by the mailing of copies of such process to the Stockholder by registered or certified mail at the address maintained for the Stockholder on the Company's books and records. In addition, the Stockholder hereby irrevocably waives to the fullest extent permitted by law any objection which the Stockholder may now or hereafter have to the laying of venue in any such action or proceeding in the courts of the State of Colorado or the United States Federal Courts sitting therein, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum.

         8.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         8.6 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained herein and supersedes all prior and contemporaneous agreements and understandings, express or implied, between the parties with respect to such subject matter. Neither this Agreement nor any provision hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought.

         8.7 Injunctive Relief. The Stockholder acknowledges that irreparable damage could occur if any of the obligations of the Stockholder under this Agreement are not performed in accordance with their specific terms or were otherwise breached. If any provision of this Agreement is breached, the aggrieved party may be without an adequate remedy at law and may therefore elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining other relief to which it may be entitled.

         8.8 Attorneys' Fees and Costs. If either party to this Agreement brings any action or proceeding, at law or equity, to enforce this Agreement or on account of any breach of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable attorneys' fees and costs of the prevailing party incurred in such action.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered on the date first above written.

                                              STOCKHOLDER





                                              By:
                                                 ------------------------------

                                              Name:
                                                   ----------------------------



                                              APPOINTEE



                                              By:
                                                 ------------------------------

                                              Name:  Clay A. Halvorsen

                                                                       EXHIBIT D

                                     FORM OF

                            FORM OF LOCKUP AGREEMENT


Standard Pacific Corp.
15326 Alton Parkway
Irvine, California 92618

Re: Transfer of Common Stock of Standard Pacific Corp.

Ladies and Gentlemen:

         The undersigned, an officer or director of The Writer Corporation (the "Company"), or a 15% or greater holder of common stock of the Company (including for such determination, rights to acquire such common stock), understands that the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Standard Pacific Corp., a Delaware corporation ("Standard Pacific"), and TWC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Standard Pacific ("Acquisition"), pursuant to which the Company will merge into Acquisition (the "Merger"), and the stockholders of the Company will be entitled to receive cash and/or shares of common stock of Standard Pacific ("Common Stock") as merger consideration. The undersigned further understands that it is a condition of Standard Pacific and Acquisition to the closing of the transactions contemplated in the Merger Agreement that the undersigned enter into this letter agreement.

         In order to induce Standard Pacific and Acquisition to close the transactions contemplated by the Merger Agreement, the undersigned agrees, for the benefit of Standard Pacific and Acquisition, that the undersigned will not, without the prior written consent of Standard Pacific, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, pledge, short sale, grant of an option to purchase or other disposition of any Common Stock or securities convertible, exchangeable or exercisable for Common Stock or derivatives of Common Stock or rights to acquire Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned during the period commencing on the effective date of the Merger and ending on the day that is 120 days after such date, other than transfers (i) as a gift or gifts (provided that any donee agrees in writing to be bound by the terms hereof), or (ii) to immediate family members or a trust established for the undersigned and/or their benefit (provided that any such transferee agrees in writing to be bound by the terms hereof).

         The undersigned confirms that he, she or it understands that Standard Pacific and Acquisition will rely upon the representations set forth in this agreement in proceeding with the closing of the transactions contemplated by the Merger Agreement. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with Standard Pacific's transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this agreement.

                                      Very truly yours,



Dated:              , 2000            -----------------------------------
       -------------                  Signature


                                      -----------------------------------
                                      Printed Name and Title (if applicable)

                                                                       EXHIBIT E

                                     FORM OF

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into effective as of _______, 2000 (the "EFFECTIVE DATE") by and between The Writer Corporation, a Delaware corporation ("EMPLOYER"), and __________ ("EXECUTIVE").

         WHEREAS, Employer desires to employ Executive as its Chief Executive Officer, and Executive desires to be so employed by Employer, upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Executive, intending to be legally bound, agree as follows:

         1. Employment. Employer hereby employs Executive as its Chief Executive Officer upon the terms and conditions herein provided. Executive hereby agrees to be so employed and to fulfill the duties of Chief Executive Officer as such duties may be defined from time to time by Employer's Board of Directors. Executive represents to Employer that he has no outstanding commitments inconsistent with any of the terms of this Agreement or the duties to be rendered by him hereunder.

         2. Duties and Powers. Executive shall devote his full and exclusive time and attention to the business of Employer and of any subsidiaries or affiliates of Employer, perform all duties in a professional and prudent manner, and devote the best of his skill, energy, experience and judgment to such duties. Executive shall have all the powers associated with his position as Chief Executive Officer, subject to all lawful policies and guidelines as may be established by the Board of Directors of Employer. Executive shall not engage in any activity or own any interest that would conflict with the interests of Employer or would interfere with his responsibilities to Employer and the performance of his duties hereunder; provided, however, that Executive may: (i) make passive investments of less than 1% of the publicly traded securities of any corporation; and (ii) engage in activities involving charitable, educational, religious and similar types of organizations, and similar type activities, to the extent that such activities do not conflict with or detract from the performance by Executive of his duties and obligations hereunder.

         3. Compensation and Benefits. For all services rendered by Executive pursuant to this Agreement, Employer shall compensate Executive as follows:

         (a) Base Compensation. In consideration of the full and faithful performance by Executive of his obligations hereunder, subject to the terms and conditions set forth herein, Employer shall pay to Executive an annual salary of __________ (such annual salary as it may be increased from time to time, the "BASE COMPENSATION"). Executive's Base Compensation will be paid in accordance with Employer's customary payroll practices, and will be prorated based upon the number of days elapsed in any partial year. Base Compensation shall be reviewed annually by Employer's Board of Directors and may be increased at the discretion of the Board of Directors.

         (b) Bonus. In consideration of the full and faithful performance by Executive of his obligations hereunder, subject to the terms and conditions set forth herein, Employer shall pay to Executive an annual profit sharing bonus (the "PROFIT SHARING BONUS") equal to 2% of the pre-tax net profits earned by Employer for each of calendar years 2000 and 2001 after deduction of a parent company overhead burden equal to 1% of all sales of Employer. A separate set of accounting records covering all of Employer's activities will be maintained by the Standard Pacific Corp. accounting staff. The Profit Sharing Bonus will be paid in cash in a lump sum (after standard federal and state tax withholdings) upon completion of the Standard Pacific Corp. annual audit for each of 2000 and 2001.

         (c) Benefits. Executive shall be entitled, as an employee of Employer, to employee retirement and welfare benefits substantially comparable to those employee benefits made available to other senior management of Employer, including, but not limited to, (i) no less than four weeks of vacation per year and (ii) a $400 per month, non-accountable car allowance.

         (d) Expenses. Executive shall be entitled to reimbursement by Employer for his ordinary and necessary business expenses incurred in the performance of his duties under this Agreement if supported by reasonable documentation as required by Employer in accordance with its usual practices.

         (e) Liability for Taxes. Employer shall have no liability for any taxes attributable to any payment made under this Agreement except for customary employer liability for federal and state employee taxes. Employer may withhold from any such payment such amounts as may be required by applicable provisions of the Internal Revenue Code, other tax laws, and the rules and regulations of the Internal Revenue Service and other tax agencies in effect at the time of any such payment.

         4. Term and Termination of Employment.

         (a) Term. The term of this Agreement shall commence on the date hereof and end on ___________, 2002 (the "TERM"), unless this Agreement is earlier terminated as provided herein. This Agreement shall be extended, renewed or re-negotiated only by a written document. If this Agreement is not so extended, renewed or re-negotiated by _____________, 2002, any employment of Executive thereafter will be at-will pursuant to Employer's policies then in effect, and Executive shall have no further rights hereunder.

         (b) Termination Rights. Notwithstanding any other provision contained in this Agreement, and subject only to the payment of any amounts required under Sections 4(c), (d) and (e), either Executive or Employer may terminate Executive's employment hereunder at any time with or without Good Reason (as defined in paragraph (f) below) and with or without Cause (as defined in paragraph (f) below) at his or its election upon prior written notice (a

"TERMINATION NOTICE") to the other (other than termination based on the Executive's death which shall not require a Termination Notice to be effective). A Termination Notice shall be effective upon delivery to the other party and the termination shall be effective as of the date set forth in such Termination Notice (the "TERMINATION DATE").

         (c) Termination by Employer Without Cause or by Executive for Good Reason.

                  (i) If Executive's employment is terminated by Employer without Cause or by Executive for Good Reason within two years of the Effective Date, then Executive shall be entitled to receive (i) the unpaid balance of his Base Compensation through such two year period and (ii) a pro rata portion of his Profit Sharing Bonus for the calendar year in which the termination occurs (the "SEVERANCE PAYMENT"). The Base Compensation portion of the Severance Payment shall be paid in accordance with Employer's customary payroll practices over the remainder of the two-year period. The Profit Sharing Bonus portion of the Severance Payment shall be paid in cash in a lump sum (after standard federal and state tax withholdings) upon completion of the Standard Pacific audit for the applicable calendar year and shall be prorated based on the actual number of days Executive is employed by Employer divided by 365. Executive shall not be required to mitigate the amount of any Severance Payments by seeking employment or otherwise.

                  (ii) Upon such a termination of employment, during the period in which Executive is entitled to receive the Severance Payment, he shall also continue to participate in all health benefits offered generally to senior management of Employer through such period on the same terms and conditions as such senior management. The benefits to be provided under this Section 4(c)(ii) shall be reduced to the extent of the receipt of substantially equivalent coverage by the Executive from any successor employer.

                  (iii) Executive acknowledges and agrees that the provisions of this Section 4(c) state his entire and exclusive rights, entitlements and remedies against Employer, its successors, assigns, affiliates, employees and representatives for termination of his employment without any Cause shown by Employer or upon termination for Good Reason; provided, however, that Executive also shall be entitled to receive all Base Salary, benefits and expense reimbursement which have accrued as of the Termination Date. As a material inducement to Employer to enter into this Agreement, Executive represents that he will make no other claims in any such event.

         (d) Termination for Death or Permanent Disability. If Executive's employment by Employer is terminated because of death or Permanent Disability, then, subject to all applicable laws, Executive (or Executive's estate) shall be entitled to receive only that Base Compensation, benefits and expense reimbursements which have accrued as of the Termination Date. Executive shall not be entitled to any Profit Sharing Bonus for the year in which the termination occurs or any subsequent year. Subject to all applicable laws, "PERMANENT DISABILITY" shall mean the inability of Executive, by reason of any ailment or illness, or physical or mental condition, to devote substantially all of his time during normal business hours to the daily performance of Executive's duties as required under this Agreement for a period of six (6) months in the aggregate in any eight (8) month period.

         (e) Termination by Employer for Cause or Termination by the Executive without Good Reason. If Executive elects to terminate his employment under this Agreement without Good Reason, or if Executive is terminated for Cause, then Executive shall not be entitled to receive any severance pay or compensation except such Base Compensation, benefits and expense reimbursement as shall have accrued prior to the Termination Date. Executive shall not be entitled to any Profit Sharing Bonus for the year in which the termination occurs or any subsequent year. Executive acknowledges and agrees that the provisions of this
Section 5(e) state his entire and exclusive rights, entitlements and remedies against Employer, its successors, assigns, affiliates and representatives if he elects to terminate his employment without Good Reason and/or is terminated with Cause. As a material inducement to Employer to enter into this Agreement, Executive represents to Employer that he will make no other claim in any such event.

         (f) Definitions.

             (i) For purposes of this Agreement, the term "CAUSE" shall mean the occurrence or existence of any of the following with respect to Executive, as determined by a majority of the disinterested directors of the Board:

                  (A) Executive's failure or refusal to perform his duties as reasonably required by this Agreement, provided that termination of Executive's employment pursuant to this subparagraph (A) shall not constitute valid termination for cause unless Executive shall have first received written notice from Employer stating with specificity the nature of such failure or refusal and affording Executive at least five (5) days to correct the act or omission complained of;

                  (B) gross negligence, insubordination, material violation by
             Executive of any duty of loyalty to Employer or its affiliates or of any rules applicable to all employees of Employer generally, or any other material misconduct on the part of Executive, provided that termination of Executive's employment pursuant to this subparagraph (B) shall not constitute valid termination for cause unless Executive shall have first received written notice from Employer stating with specificity the nature of such failure or refusal and affording Executive at least five (5) days to correct the act or omission complained of;

                  (C) Executive's failure to report to work for any consecutive five-day period, other than for vacation, excused absences or reasonable medical or personal reasons;

                  (D) Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment in the jurisdiction involved;

                  (E) whether prior to or subsequent to the date hereof,
             Executive's engaging in dishonest or fraudulent actions or omissions which result directly or indirectly in any demonstrable material harm to Employer or its affiliates, monetarily or otherwise, including, without limitation, any fraudulent act or actions in connection to the acquisition of The Writer Corporation, a Colorado corporation ("Predecessor"), by Employer and Standard Pacific Corp. and any knowing or willful inaccuracy of any of the representations and warranties of Predecessor in the Agreement and Plan of Merger among such parties dated _____, 2000 or any schedule or exhibit thereto;

                  (F) the repeated non-prescription use of any controlled
             substance, or the repeated use of alcohol or any other non-controlled substance which in the Board's reasonable determination renders Executive unfit to serve in his capacity as an officer or employee of Employer or its affiliates;

                  (G) sexual harassment by Executive that has been reasonably substantiated and investigated; or

                  (H) Executive's physical destruction of substantial property.

            (ii) For purposes of this Agreement, "GOOD REASON" shall mean any of the following (without Executive's written consent):

                  (A) a relocation of Employer's principal executive offices to a location more than 50 miles from the location at which Executive performed Executive's duties on the Effective Date, except for reasonable travel required by Employer's business; or

                  (B) any material breach by Employer of any provision of this
             Agreement;

         provided that (x) Executive gives written notice to Employer of his election to terminate his employment for such reason within 30 days after the time he becomes aware of the existence of facts or circumstances constituting Good Reason and (y) Employer is afforded at least five (5) days following such notice to correct the relocation or material breach complained of.

         (g) Change in Control Agreement. Executive and Employer are concurrently entering into a Change in Control Agreement (such agreement and any amendments to such agreement, the "CHANGE IN CONTROL AGREEMENT"). Notwithstanding anything contained herein to the contrary, for any termination of the employment of Executive for which the provisions of the Change in Control Agreement apply, the provisions of the Change in Control Agreement shall control Executive's rights and obligations upon termination of his employment, and Executive shall not be entitled to any payments or other benefits hereunder.

         5. Nondisclosure.

         (a) Confidential Information. Executive hereby acknowledges that in connection with his employment by Employer he will be exposed to and may obtain certain information (including, without limitation, trade secrets, know how, procedures, plans, drawings, designs, memoranda, notes, records and employee, customer and supplier lists whether such information has been or is made, developed or compiled by Executive or otherwise has been or is made available to him) regarding the business and operations of Employer and its subsidiaries or affiliates. Executive further acknowledges that such information and procedures are unique, valuable and deemed proprietary by Employer. For purposes of this Agreement, such information and procedures shall be referred to as "CONFIDENTIAL INFORMATION," except that the following shall not be considered Confidential
Information: (i) information disclosed on a non-confidential basis to third parties by Employer (but not by Executive in violation of this Agreement), (ii) information released from confidential treatment by written consent of Employer, and (iii) information lawfully available to the general public.

         (b) Use of Confidential Information. All Confidential Information is and will remain the property of Employer. Executive agrees, except as otherwise required by law, while employed by Employer hereunder and thereafter, to hold in the strictest confidence all Confidential Information, and not to, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information for his own benefit or profit or allow any person, entity or third party, other than Employer and authorized employees and representatives of the same, to use or otherwise gain access to any Confidential Information.

         6. Memoranda, Notes, Records, Etc. All memoranda, notes, records, plans, drawings, software, customer lists or other documents (including, but not limited to, those in electronic form) made or compiled by Executive or otherwise made available to him concerning the business of Employer or its subsidiaries or affiliates shall be Employer's property and shall be delivered to Employer upon the expiration or termination of Executive's employment hereunder or at any other time upon request by Employer, and Executive shall retain no copies of those documents. Executive shall never at any time have or claim any right, title or interest in any material or matter of any sort prepared for or used in connection with the business of Employer, including without limitation, any architectural plans, drawings or designs.

         7. Enforcement. The parties hereto recognize that the covenants of Executive hereunder are special, unique and of extraordinary character. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which Employer may have in the event of any breach of this Agreement, Employer shall be entitled, and hereby is expressly and irrevocably authorized by Executive, inter alia, to demand and obtain specific performance, including without limitation temporary and permanent injunctive relief, and all other appropriate equitable relief against Executive in order to enforce against Executive, or in order to prevent any breach or any threatened breach by Executive of, the covenants and agreements contained herein. In case of any breach of this Agreement by Executive, nothing herein contained shall be construed to prevent Employer from seeking such other remedy in the courts as it may elect or invoke.

         8. Miscellaneous.

         (a) Non-Delegation of Duties. Executive may not delegate the performance of any of his obligations or duties hereunder, or assign any rights hereunder, without the prior written consent of Employer. Any such purported delegation or assignment in the absence of such written consent shall be null and void with no force or effect. Notwithstanding the foregoing, nothing herein shall prevent Executive from delegating ministerial tasks to assistants of the type that are normally assigned by executives to assistants.

         (b) Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns and any receiver, trustee in bankruptcy or representative of the creditors of each such person.

         (c) Survival of Covenants. Notwithstanding anything contained in this Agreement, if Executive's employment is terminated for any reason whatsoever, the covenants and agreements of Executive contained in Sections 4, 5, 6, 7, and 8, and the covenants of Employer contained in Sections 4 and 8 hereof shall survive any such termination and shall not lapse except as provided herein.

         (d) Rules of Construction.

                  (i) This Agreement has been negotiated and executed in, and shall be governed by and construed in accordance with the laws of, the State of Colorado. Captions contained in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

                  (ii) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (A) such provision will be fully severable, (B) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (C) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (D) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         (e) Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior and contemporaneous agreements and understandings, express or implied, between the parties with respect to such subject matter. Neither this Agreement nor any provision hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought.

         (f) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) business days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 8(f):

         if to Executive:

                           ------------------------------------

                           ------------------------------------

                           ------------------------------------


         if to Employer:   The Writer Corporation
                           c/o Standard Pacific Corp.
                           15326 Alton Parkway
                           Irvine, California 92618-2338
                           Facsimile: (949) 789-1608
                           Attention: Clay A. Halvorsen

         (g) Attorneys' Fees and Costs. If any party to this Agreement brings any action or proceeding, at law or in equity, to enforce this Agreement or on account of any breach of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable attorneys' fees and costs of the prevailing party incurred in such action.

         (h) Arbitration. Any dispute regarding the application, interpretation or breach of this Agreement shall be resolved by final and binding arbitration before the American Arbitration Association ("AAA") in accordance with AAA's National Rules for the Resolution of Employment Disputes. Attorney's fees, costs and damages (where appropriate) shall be awarded to the prevailing party in any dispute, and any resolution, opinion or order of AAA may be entered as a judgment in a court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement to be effective as of the Effective Date.

                                             EXECUTIVE:

                                             -------------------------------


                                             EMPLOYER:

                                             THE WRITER CORPORATION,
                                             a Delaware corporation




                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                                                       EXHIBIT F

                                     FORM OF

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into effective as of _______, 2000 (the "EFFECTIVE Date") by and between The Writer Corporation, a Delaware corporation ("EMPLOYER"), and ___________ ("EXECUTIVE").

         WHEREAS, Employer desires to employ Executive as its President, and Executive desires to be so employed by Employer, upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Executive, intending to be legally bound, agree as follows:

         1. Employment. Employer hereby employs Executive as its President upon the terms and conditions herein provided. Executive hereby agrees to be so employed and to fulfill the duties of President as such duties may be defined from time to time by Employer's Board of Directors. Executive represents to Employer that he has no outstanding commitments inconsistent with any of the terms of this Agreement or the duties to be rendered by him hereunder.

         2. Duties and Powers. Executive shall devote his full and exclusive time and attention to the business of Employer and of any subsidiaries or affiliates of Employer, perform all duties in a professional and prudent manner, and devote the best of his skill, energy, experience and judgment to such duties. Executive shall have all the powers associated with his position as President, subject to all lawful policies and guidelines as may be established by the Board of Directors of Employer. Executive shall not engage in any activity or own any interest that would conflict with the interests of Employer or would interfere with his responsibilities to Employer and the performance of his duties hereunder; provided, however, that Executive may: (i) make passive investments of less than 1% of the publicly traded securities of any corporation; and (ii) engage in activities involving charitable, educational, religious and similar types of organizations, and similar type activities, to the extent that such activities do not conflict with or detract from the performance by Executive of his duties and obligations hereunder.

         3. Compensation and Benefits. For all services rendered by Executive pursuant to this Agreement, Employer shall compensate Executive as follows:

         (a) Base Compensation. In consideration of the full and faithful performance by Executive of his obligations hereunder, subject to the terms and conditions set forth herein, Employer shall pay to Executive an annual salary of $________ (such annual salary as it may be increased from time to time, the "BASE COMPENSATION"). Executive's Base Compensation will be paid in accordance with Employer's customary payroll practices, and will be prorated based upon the number of days elapsed in any partial year. Base Compensation shall be reviewed annually by Employer's Board of Directors and may be increased at the discretion of the Board of Directors.

         (b) Bonus. In consideration of the full and faithful performance by Executive of his obligations hereunder, subject to the terms and conditions set forth herein, Employer shall pay to Executive an annual profit sharing bonus (the "PROFIT SHARING BONUS") equal to 2% of the pre-tax net profits earned by Employer for each of calendar years 2000 and 2001 after deduction of a parent company overhead burden equal to 1% of all sales of Employer. A separate set of accounting records covering all of Employer's activities will be maintained by the Standard Pacific Corp. accounting staff. The Profit Sharing Bonus will be paid in cash in a lump sum (after standard federal and state tax withholdings) upon completion of the Standard Pacific Corp. annual audit for each of 2000 and 2001.

         (c) Benefits. Executive shall be entitled, as an employee of Employer, to employee retirement and welfare benefits substantially comparable to those employee benefits made available to other senior management of Employer, including, but not limited to, (i) no less than four weeks of vacation per year and (ii) a $400 per month, non-accountable car allowance.

         (d) Expenses. Executive shall be entitled to reimbursement by Employer for his ordinary and necessary business expenses incurred in the performance of his duties under this Agreement if supported by reasonable documentation as required by Employer in accordance with its usual practices.

         (e) Liability for Taxes. Employer shall have no liability for any taxes attributable to any payment made under this Agreement except for customary employer liability for federal and state employee taxes. Employer may withhold from any such payment such amounts as may be required by applicable provisions of the Internal Revenue Code, other tax laws, and the rules and regulations of the Internal Revenue Service and other tax agencies in effect at the time of any such payment.

         4. Term and Termination of Employment.

         (a) Term. The term of this Agreement shall commence on the date hereof and end on ______________, 2002 (the "TERM"), unless this Agreement is earlier terminated as provided herein. This Agreement shall be extended, renewed or re-negotiated only by a written document. If this Agreement is not so extended, renewed or re-negotiated by ___________, 2002, any employment of Executive thereafter will be at-will pursuant to Employer's policies then in effect, and Executive shall have no further rights hereunder.

         (b) Termination Rights. Notwithstanding any other provision contained in this Agreement, and subject only to the payment of any amounts required under Sections 4(c), (d) and (e), either Executive or Employer may terminate Executive's employment hereunder at any time with or without Good Reason (as defined in paragraph (f) below) and with or without Cause (as defined in paragraph (f) below) at his or its election upon prior written notice (a "TERMINATION NOTICE") to the other (other than termination based on the Executive's death which shall not require a Termination Notice to be effective). A Termination Notice shall be effective upon delivery to the other party and the termination shall be effective as of the date set forth in such Termination Notice (the "TERMINATION DATE").

         (c) Termination by Employer Without Cause or by Executive for Good Reason.

                  (i) If Executive's employment is terminated by Employer without Cause or by Executive for Good Reason within two years of the Effective Date, then Executive shall be entitled to receive (i) the unpaid balance of his Base Compensation through such two year period and (ii) a pro rata portion of his Profit Sharing Bonus for the calendar year in which the termination occurs (the "SEVERANCE PAYMENT"). The Base Compensation portion of the Severance Payment shall be paid in accordance with Employer's customary payroll practices over the remainder of the two-year period. The Profit Sharing Bonus portion of the Severance Payment shall be paid in cash in a lump sum (after standard federal and state tax withholdings) upon completion of the Standard Pacific audit for the applicable calendar year and shall be prorated based on the actual number of days Executive is employed by Employer divided by 365. Executive shall not be required to mitigate the amount of any Severance Payments by seeking employment or otherwise.

                  (ii) Upon such a termination of employment, during the period in which Executive is entitled to receive the Severance Payment, he shall also continue to participate in all health benefits offered generally to senior management of Employer through such period on the same terms and conditions as such senior management. The benefits to be provided under this Section 4(c)(ii) shall be reduced to the extent of the receipt of substantially equivalent coverage by the Executive from any successor employer.

                  (iii) Executive acknowledges and agrees that the provisions of this Section 4(c) state his entire and exclusive rights, entitlements and remedies against Employer, its successors, assigns, affiliates, employees and representatives for termination of his employment without any Cause shown by Employer or upon termination for Good Reason; provided, however, that Executive also shall be entitled to receive all Base Salary, benefits and expense reimbursement which have accrued as of the Termination Date. As a material inducement to Employer to enter into this Agreement, Executive represents that he will make no other claims in any such event.

         (d) Termination for Death or Permanent Disability. If Executive's employment by Employer is terminated because of death or Permanent Disability, then, subject to all applicable laws, Executive (or Executive's estate) shall be entitled to receive only that Base Compensation, benefits and expense reimbursements which have accrued as of the Termination Date. Executive shall not be entitled to any Profit Sharing Bonus for the year in which the termination occurs or any subsequent year. Subject to all applicable laws, "PERMANENT DISABILITY" shall mean the inability of Executive, by reason of any ailment or illness, or physical or mental condition, to devote substantially all of his time during normal business hours to the daily performance of Executive's duties as required under this Agreement for a period of six (6) months in the aggregate in any eight (8) month period.

                  (e) Termination by Employer for Cause or Termination by the Executive without Good Reason. If Executive elects to terminate his employment under this Agreement without Good Reason, or if Executive is terminated for Cause, then Executive shall not be entitled to receive any severance pay or compensation except such Base Compensation, benefits and expense reimbursement as shall have accrued prior to the Termination Date. Executive shall not be entitled to any Profit Sharing Bonus for the year in which the termination occurs or any subsequent year. Executive acknowledges and agrees that the provisions of this Section 5(e) state his entire and exclusive rights, entitlements and remedies against Employer, its successors, assigns, affiliates and representatives if he elects to terminate his employment without Good Reason and/or is terminated with Cause. As a material inducement to Employer to enter into this Agreement, Executive represents to Employer that he will make no other claim in any such event.

         (f) Definitions.

                  (i) For purposes of this Agreement, the term "CAUSE" shall mean the occurrence or existence of any of the following with respect to Executive, as determined by a majority of the disinterested directors of the
Board:

                           (A) Executive's failure or refusal to perform his
                  duties as reasonably required by this Agreement, provided that termination of Executive's employment pursuant to this subparagraph (A) shall not constitute valid termination for cause unless Executive shall have first received written notice from Employer stating with specificity the nature of such failure or refusal and affording Executive at least five
                  (5) days to correct the act or omission complained of;

                           (B) gross negligence, insubordination, material
                  violation by Executive of any duty of loyalty to Employer or its affiliates or of any rules applicable to all employees of Employer generally, or any other material misconduct on the part of Executive, provided that termination of Executive's employment pursuant to this subparagraph (B) shall not constitute valid termination for cause unless Executive shall have first received written notice from Employer stating with specificity the nature of such failure or refusal and affording Executive at least five (5) days to correct the act or omission complained of;

                           (C) Executive's failure to report to work for any
                  consecutive five-day period, other than for vacation, excused absences or reasonable medical or personal reasons;

                           (D) Executive's conviction by, or entry of a plea of
                  guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment in the jurisdiction involved;

                           (E) whether prior to or subsequent to the date
                  hereof, Executive's engaging in dishonest or fraudulent actions or omissions which result directly or indirectly in any demonstrable material harm to Employer or its affiliates, monetarily or otherwise, including, without limitation, any fraudulent act or actions in connection to the acquisition of The Writer Corporation, a Colorado corporation ("Predecessor"), by Employer and Standard Pacific Corp. and any knowing or willful inaccuracy of any of the representations and warranties of Predecessor in the Agreement and Plan of Merger among such parties dated _____, 2000 or any schedule or exhibit thereto;

                           (F) the repeated non-prescription use of any
                  controlled substance, or the repeated use of alcohol or any other non-controlled substance which in the Board's reasonable determination renders Executive unfit to serve in his capacity as an officer or employee of Employer or its affiliates;

                           (G) sexual harassment by Executive that has been
                  reasonably substantiated and investigated; or

                           (H) Executive's physical destruction of substantial
                  property.

                  (ii) For purposes of this Agreement, "GOOD REASON" shall mean any of the following (without Executive's written consent):

                           (A) a relocation of Employer's principal executive
                  offices to a location more than 50 miles from the location at which Executive performed Executive's duties on the Effective Date, except for reasonable travel required by Employer's business; or

                           (B) any material breach by Employer of any provision
                  of this Agreement;

         provided that (x) Executive gives written notice to Employer of his election to terminate his employment for such reason within 30 days after the time he becomes aware of the existence of facts or circumstances constituting Good Reason and (y) Employer is afforded at least five (5) days following such notice to correct the relocation or material breach complained of.

         (g) Change in Control Agreement. Executive and Employer are concurrently entering into a Change in Control Agreement (such agreement and any amendments to such agreement, the "CHANGE IN CONTROL AGREEMENT"). Notwithstanding anything contained herein to the contrary, for any termination of the employment of Executive for which the provisions of the Change in Control Agreement apply, the provisions of the Change in Control Agreement shall control Executive's rights and obligations upon termination of his employment, and Executive shall not be entitled to any payments or other benefits hereunder.

         5. Nondisclosure.

         (a) Confidential Information. Executive hereby acknowledges that in connection with his employment by Employer he will be exposed to and may obtain certain information (including, without limitation, trade secrets, know how, procedures, plans, drawings, designs, memoranda, notes, records and employee, customer and supplier lists whether such information has been or is made, developed or compiled by Executive or otherwise has been or is made available to him) regarding the business and operations of Employer and its subsidiaries or affiliates. Executive further acknowledges that such information and procedures are unique, valuable and deemed proprietary by Employer. For purposes of this Agreement, such information and procedures shall be referred to as "CONFIDENTIAL INFORMATION," except that the following shall not be considered Confidential
Information: (i) information disclosed on a non-confidential basis to third parties by Employer (but not by Executive in violation of this Agreement), (ii) information released from confidential treatment by written consent of Employer, and (iii) information lawfully available to the general public.

         (b) Use of Confidential Information. All Confidential Information is and will remain the property of Employer. Executive agrees, except as otherwise required by law, while employed by Employer hereunder and thereafter, to hold in the strictest confidence all Confidential Information, and not to, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information for his own benefit or profit or allow any person, entity or third party, other than Employer and authorized employees and representatives of the same, to use or otherwise gain access to any Confidential Information.

         6. Memoranda, Notes, Records, Etc. All memoranda, notes, records, plans, drawings, software, customer lists or other documents (including, but not limited to, those in electronic form) made or compiled by Executive or otherwise made available to him concerning the business of Employer or its subsidiaries or affiliates shall be Employer's property and shall be delivered to Employer upon the expiration or termination of Executive's employment hereunder or at any other time upon request by Employer, and Executive shall retain no copies of those documents. Executive shall never at any time have or claim any right, title or interest in any material or matter of any sort prepared for or used in connection with the business of Employer, including without limitation, any architectural plans, drawings or designs.

         7. Enforcement. The parties hereto recognize that the covenants of Executive hereunder are special, unique and of extraordinary character. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which Employer may have in the event of any breach of this Agreement, Employer shall be entitled, and hereby is expressly and irrevocably authorized by Executive, inter alia, to demand and obtain specific performance, including without limitation temporary and permanent injunctive relief, and all other appropriate equitable relief against Executive in order to enforce against Executive, or in order to prevent any breach or any threatened breach by Executive of, the covenants and agreements contained herein. In case of any breach of this Agreement by Executive, nothing herein contained shall be construed to prevent Employer from seeking such other remedy in the courts as it may elect or invoke.

         8. Miscellaneous.

         (a) Non-Delegation of Duties. Executive may not delegate the performance of any of his obligations or duties hereunder, or assign any rights hereunder, without the prior written consent of Employer. Any such purported delegation or assignment in the absence of such written consent shall be null and void with no force or effect. Notwithstanding the foregoing, nothing herein shall prevent Executive from delegating ministerial tasks to assistants of the type that are normally assigned by executives to assistants.

         (b) Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns and any receiver, trustee in bankruptcy or representative of the creditors of each such person.

         (c) Survival of Covenants. Notwithstanding anything contained in this Agreement, if Executive's employment is terminated for any reason whatsoever, the covenants and agreements of Executive contained in Sections 4, 5, 6, 7, and 8, and the covenants of Employer contained in Sections 4 and 8 hereof shall survive any such termination and shall not lapse except as provided herein.

         (d) Rules of Construction.

                  (i) This Agreement has been negotiated and executed in, and shall be governed by and construed in accordance with the laws of, the State of Colorado. Captions contained in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

                  (ii) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (A) such provision will be fully severable, (B) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (C) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (D) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         (e) Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior and contemporaneous agreements and understandings, express or implied, between the parties with respect to such subject matter. Neither this Agreement nor any provision hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought.

         (f) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) business days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 8(f):

         if to Executive:
                                    -----------------------------

                                    -----------------------------

                                    -----------------------------


         if to Employer:            The Writer Corporation
                                    c/o Standard Pacific Corp.
                                    15326 Alton Parkway
                                    Irvine, California 92618-2338
                                    Facsimile: (949) 789-1608
                                    Attention: Clay A. Halvorsen

         (g) Attorneys' Fees and Costs. If any party to this Agreement brings any action or proceeding, at law or in equity, to enforce this Agreement or on account of any breach of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable attorneys' fees and costs of the prevailing party incurred in such action.

         (h) Arbitration. Any dispute regarding the application, interpretation or breach of this Agreement shall be resolved by final and binding arbitration before the American Arbitration Association ("AAA") in accordance with AAA's National Rules for the Resolution of Employment Disputes. Attorney's fees, costs and damages (where appropriate) shall be awarded to the prevailing party in any dispute, and any resolution, opinion or order of AAA may be entered as a judgment in a court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement to be effective as of the Effective Date.

                                   EXECUTIVE:


                                   --------------------------------


                                   EMPLOYER:

                                   THE WRITER CORPORATION,
                                   a Delaware corporation




                                   By:
                                      ------------------------------
                                   Name:
                                        ----------------------------
                                   Title:
                                         ---------------------------